UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

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CSX Corporation

(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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2020 PROXY STATEMENT

CSX believes that providing Internet access to our proxy materials increases the ability of our shareholders to review important information about the Company, while reducing the environmental impact of our Annual Meeting.

March 25, 2020

Dear Shareholder

The world is facing unprecedented disruption caused by COVID-19. In addition to the significant health and safety impact that individuals are experiencing, we are also sensitive to the fact that this disruption has negatively affected our stakeholders at the time we issue this Proxy Statement. CSX is continuing to respond to this global crisis through comprehensive measures to protect our employees while fulfilling our vital role in the nation’s supply chain.

On behalf of the Board of Directors of CSX Corporation, I cordially invite you to attend the Company’s 2020 Annual Meeting of Shareholders (“Annual Meeting”) on Wednesday, May 6, 2020. Not surprisingly, we will be using an online, virtual meeting format again this year to facilitate expanded shareholder access and participation. The meeting will be hosted at www.virtualshareholdermeeting.com/CSX2020, beginning at 10:00 a.m. (EDT). To participate, you will need the 16-digit control number provided on your proxy card or on your Notice of Availability of Proxy Materials.

Prior to the meeting, I encourage you to review the 2019 CSX Annual Report to Shareholders, which includes CSX’s audited financial statements and additional information about our company’s business.

In keeping with our commitment to both transparency and sustainability, we are providing electronic access to our proxy materials under the Securities and Exchange Commission’s “notice and access” rules. We believe electronic distribution offers shareholders the most effective and efficient method for reviewing important information about CSX while also reducing the environmental impact of our Annual Meeting. For additional details about accessing information or the conduct of the Annual Meeting, please see the Questions and Answers section of this Proxy Statement, or visit the Annual Meeting of Shareholders section of our Investor Relations website.

Please be aware that your vote is important even if you do not plan to participate in this year’s Annual Meeting. I encourage you to promptly submit your proxy to ensure your shares are represented and voted. You can do so via the Internet, by phone or by completing, signing, dating and returning the enclosed proxy card in the envelope provided. If you should later decide to participate in the Annual Meeting, you will be able to vote online, even if you have previously submitted your proxy. Please review the instructions for each of your voting options described in this Proxy Statement as well as in the Notice of Internet Availability you received in the mail or via email.

Along with the CSX Board of Directors and our leadership team, I look forward to your participation in the Annual Meeting.

Sincerely,

James M. Foote
President and Chief Executive Officer

WWW.CSX.COM       1

To Our Shareholders

The Annual Meeting of Shareholders (the “Annual Meeting”) of CSX Corporation (together with its subsidiaries, “CSX” or the “Company”) will be held at 10:00 a.m. (EDT) on Wednesday, May 6, 2020. If you plan to participate in the Annual Meeting, please see the instructions in the Question and Answer section of the Proxy Statement. Shareholders will be able to listen, vote electronically and submit questions during the Annual Meeting online. There will be no physical location for shareholders to attend. Shareholders may only participate online at www.virtualshareholdermeeting.com/CSX2020.

Items of Business

1 To elect the 11 director nominees named in the attached Proxy Statement to the Company’s Board of Directors	2 To ratify the appointment of Ernst & Young LLP as the Independent Registered Public Accounting Firm for 2020	3 To vote on an advisory (non-binding) resolution to approve the compensation for the Company’s named executive officers

The persons named as proxies will use their discretion to vote on other matters that may properly come before the Annual Meeting.

The above matters are described in the attached Proxy Statement. You are urged, after reading the attached Proxy Statement, to vote your shares by proxy using one of the following methods: (i) vote via the Internet or by telephone; or (ii) if you requested printed proxy materials, complete, sign, date and return your proxy card or voting instruction form if you hold your shares through a broker, bank or other nominee in the postage-paid envelope provided. This proxy is being solicited on behalf of the Company’s Board of Directors.

Only shareholders of record at the close of business on March 6, 2020, which is the record date for the Annual Meeting, are entitled to vote. The Notice of Internet Availability of Proxy Materials (the “Notice”), the Proxy Statement and the Annual Report on Form 10-K for the fiscal year ended December 31, 2019 (the “2019 Annual Report”) are being mailed or made available to those shareholders on or about March 25, 2020.

By Order of the Board of Directors,

Nathan D. Goldman
Executive Vice President-Chief Legal Officer
and Corporate Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 6, 2020

The Company’s Notice of Annual Meeting, Proxy Statement and Annual Report on Form 10-K for the
fiscal year ended December 31, 2019, are available, free of charge, at www.proxyvote.com.

2       CSX Corporation 2020 Proxy Statement

WWW.CSX.COM       3

This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement carefully before voting. For more complete information regarding the Company’s 2019 performance, please review the 2019 Annual Report.

Attend our Annual Meeting of Shareholders

Date and Time
Wednesday, May 6, 2020
at 10:00 a.m. (EDT)

Place
Meeting live via the
internet – please visit www.virtualshareholdermeeting.com/ CSX2020.
To participate in the Annual Meeting, you will need the 16-digit control number included on your proxy card or on your Notice of Availability of Proxy Materials.

Eligibility to Vote
You can vote if you were a shareholder of record at the close of business on March 6, 2020, which is the record date for the Annual Meeting.
Visit our Annual Meeting Website
●	Review and download easy to read, interactive versions of our Proxy Statement and 2019 Annual Report
●	Sign up for future electronic delivery to reduce our impact on the environment

Voting Matters and Board Recommendation

The Board of Directors unanimously recommends a vote:

Item 1	FOR the election of the 11 director nominees named in this Proxy Statement;

Item 2	FOR the ratification of the appointment of Ernst & Young LLP as CSX’s Independent Registered Public Accounting Firm for 2020; and

Item 3	FOR the approval, on an advisory (non-binding) basis, of the compensation of the Company’s named executive officers as disclosed in these materials.

How to Cast Your Vote by Proxy

By internet using a computer	By telephone
Until 11:59 p.m. EDT on May 5, 2020 Visit 24/7 www.proxyvote.com	Until 11:59 p.m. EDT on May 5, 2020 Dial toll-free 24/7 1-800-690-6903

By internet using a smartphone or tablet	By mail
Until 11:59 p.m. EDT on May 5, 2020 Scan this QR code 24/7 to vote with your mobile device (may require free software)	Received on or before May 5, 2020 Sign and date your proxy card or voting instruction form and send by mail

4       CSX Corporation 2020 Proxy Statement

Proxy Summary

BOARD NOMINEES
Name	Director Since	Committee Memberships					Other Public Company Boards
		Audit	Compensation	Executive	Finance	Governance
Donna M. Alvarado INDEPENDENT	2006	●	●				CoreCivic, Inc. Park National Corporation
Pamela L. Carter INDEPENDENT	2010			●	●	●	Broadridge Financial Solutions, Inc. Enbridge Inc. Hewlett-Packard Enterprise Company
James M. Foote	2017			●
Steven T. Halverson INDEPENDENT	2006	●	●	●
Paul C. Hilal	2017			●	●		Aramark Corporation
John D. McPherson INDEPENDENT	2008		●			●
David M. Moffett INDEPENDENT	2015	●		●	●		PayPal Holdings, Inc. Genworth Financial, Inc.
Linda H. Riefler INDEPENDENT	2017		●			●	MSCI, Inc.
Suzanne M. Vautrinot INDEPENDENT	2019	●				●	Wells Fargo & Co. Ecolab, Inc. Parsons Corporation
J. Steven Whisler INDEPENDENT	2011	●			●		Brunswick Corporation International Paper Co.
John J. Zillmer INDEPENDENT (Chairman of the Board)	2017		●	●		●	Ecolab, Inc. Veritiv Corporation[1] Aramark Corporation
● Chair ● Member
[1]	Mr. Zillmer currently serves on the board of directors of Veritiv Corporation but will not stand for re-election at Veritiv’s annual meeting to be held on April 29, 2020.

Corporate Governance Highlights
✓Directors elected annually
✓Independent Chairman of the Board
✓All directors elected at the 2019 Annual Meeting attended 75% or more of the Board and Committee meetings in 2019
✓Audit Committee, Compensation and Talent Management Committee and Governance Committee comprised solely of independent directors
✓Stock ownership guidelines for officers and directors

✓Bylaws providing proxy access and rights to call special meetings
✓Majority voting standard for the election of directors and director resignation policy
✓Executive sessions of non-management directors at all regular Board meetings
✓Policy against hedging or pledging of CSX shares by officers and directors

WWW.CSX.COM       5

Proxy Summary   |   Business Highlights for 2019

Business Highlights for 2019

In 2019, CSX delivered a Company-record operating ratio of 58.4%. In addition, CSX returned approximately $4.1 billion to shareholders in the form of dividends and share repurchases. For more detail on CSX’s performance in 2019, please see the 2019 Annual Report.

Stock Performance Graph

The cumulative five-year shareholder returns on $100 invested at December 31, 2014, assuming reinvestment of dividends, are illustrated on the accompanying graph. The Company references the Standard & Poor’s 500 Stock Index (“S&P 500”), which is a registered trademark of The McGraw-Hill Companies, Inc., and the Dow Jones U.S. Transportation Average Index (“DJT”), which provide comparisons to a broad-based market index and other companies in the transportation industry.
COMPARISON OF FIVE-YEAR CUMULATIVE RETURN

6       CSX Corporation 2020 Proxy Statement

Criteria for Board Membership

Overview

Eleven directors are to be elected to hold office until the 2021 Annual Meeting and their successors are elected and qualified. Each of the nominees, other than Suzanne M. Vautrinot, was elected to the Board at the Company’s 2019 Annual Meeting of Shareholders. Nominees for Board membership are expected to be prominent individuals who demonstrate leadership and possess outstanding integrity, values and judgment. Directors and nominees must be willing to devote the substantial time required to carry out the duties and responsibilities of directors. In addition, each Board member is expected to represent the broad interests of the Company and its shareholders as a group, and not any particular constituency.

Diversity

CSX strives to cultivate an environment that embraces teamwork and capitalizes on the value of diversity. Although the Board does not have a formal written diversity policy, the Governance Committee has a long-standing commitment to diversity and is guided by the Company’s diversity philosophy when considering director nominees. The Committee recognizes the importance of maintaining a Board with a broad scope of backgrounds and expertise that will expand the views and experiences available to the Board in its deliberations. Many factors are taken into account when evaluating director nominees, including their ability to assess and evaluate the Company’s strategies in the face of changing economic and regulatory environments that may impact customer and shareholder expectations. In addition, the Committee feels that candidates representing varied age, gender, cultural and ethnic backgrounds add to the overall diversity and viewpoints of the Board. The Governance Committee and the full Board believe that the director nominees listed below embody the breadth of backgrounds and experience necessary for a balanced and effective Board.

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ITEM 1: Election of Directors   |   Criteria for Board Membership

Key Skills and Experience

In determining the qualifications of a director nominee, the Board and the Governance Committee consider the following to be key skills and areas of experience:

Board’s Skills and Experience as a Group
Business Operations	Business operations experience gives directors a practical understanding of developing, implementing and assessing the Company’s operating plan and business strategy.
Corporate Governance	Corporate governance experience supports Board and management accountability, transparency and protection of shareholder interests.
Finance/ Capital Allocation	Financial and capital allocation experience is important in evaluating the Company’s capital structure.
Financial Expertise/ Literacy	Financial expertise and literacy is important because it assists directors with their oversight of financial reporting and internal controls.
Government/ Public Policy	Government and public policy experience is important in understanding the regulatory environment in which the Company operates.
Risk Management	Risk management experience is critical to the Board’s risk oversight role.
Marketing/Sales	Marketing and sales experience is important to understanding the Company’s business strategies in developing new markets.
Talent Management	Talent management experience is valuable in helping the Company attract, motivate and retain high performing employees, including succession planning efforts.
Transportation Industry	Transportation industry experience is important to understanding the dynamics within the freight transportation sector.

The chart above highlights some of the Board’s skills and experience as a group. The biography of each director also includes certain of their specific areas of expertise that resulted in the Board’s determination that each nominee is uniquely qualified to serve on the Board.

8       CSX Corporation 2020 Proxy Statement

ITEM 1: Election of Directors   |   Criteria for Board Membership

Board Nominees

The Governance Committee has recommended to the Board, and the Board has approved, the persons named below as director nominees. The Board believes that each of the director nominees adds to the overall diversity of the Board. The director nominees bring a wide range of experience and expertise in management, railroad operations and financial markets. As of the date of this Proxy Statement, the Board has no reason to believe that any of the nominees named will be unable or unwilling to serve. If any of the nominees named is not available to serve as a director at the time of the Annual Meeting (an event which the Board does not now anticipate), the proxies will be voted for the election of such other person or persons as the Board may designate, unless the Board, in its discretion, reduces the size of the Board.

There are no family relationships among any of these nominees or among any of the nominees and any executive officer of the Company.

The Board unanimously recommends a vote FOR the election of the following Director nominees.

Information regarding each director nominee follows. Each nominee has consented to being named in this Proxy Statement and to serve if elected.

Donna M. Alvarado Independent Director Nominee Age 71 Director since 2006

Biographical Information

Donna M. Alvarado is the founder and current President of Aguila International, a business-consulting firm. Previously, Ms. Alvarado served as President and Chief Executive Officer of Quest International, a global educational publishing company, from 1989 to 1993. She has served on corporate boards in the manufacturing, banking, transportation and services industries. She has also led state and national workforce policy boards.

Ms. Alvarado previously served as Chairwoman of the Ohio Board of Regents. Following executive and legislative staff appointments at the U.S. Department of Defense and in the U.S. Congress, Ms. Alvarado was appointed by President Ronald Reagan to lead the federal agency ACTION, the nation’s premier agency for civic engagement and volunteerism, a position which she held from 1985 to 1989.

Skills and Qualifications

As a result of her experience in the public and private sector, Ms. Alvarado brings to the Board significant workforce planning expertise, which is complemented by her experience with the Ohio Board of Regents.
CSX Committees
Audit / Compensation and Talent Management

Other Public Directorships
●CoreCivic, Inc.
●Park National Corporation

WWW.CSX.COM       9

ITEM 1: Election of Directors   |   Criteria for Board Membership

Pamela L. Carter Independent Director Nominee Age 70 Director since 2010

Biographical Information

Pamela L. Carter retired in July 2015 as Vice President of Cummins Inc. and President of Cummins Distribution Business, a division of Cummins Inc., a designer, manufacturer and marketer of diesel engines and related components and power systems. Ms. Carter joined Cummins Inc. in 1997 as Vice President — General Counsel and held various management positions before her appointment in 2008 as President of Cummins Distribution Business, a $5 billion business with a global footprint.

Prior to her career with Cummins, Ms. Carter served in various capacities with the State of Indiana and in the private practice of law. Ms. Carter was the first woman and the first African-American to be elected to the office of Attorney General in Indiana. Ms. Carter also became the first African-American woman to be elected state attorney general in the U.S. She served as Parliamentarian in the Indiana House of Representatives, Deputy Chief-of-Staff to Governor Evan Bayh, Executive Assistant for Health Policy & Human Services, and Securities Enforcement Attorney for the Office of the Secretary of State.

Skills and Qualifications

With strong operational experience and extensive service in government, Ms. Carter provides the Board with in-depth knowledge and insight into operations, technology, regulatory, legal and public policy matters.
CSX Committees
Executive / Finance (Chair) / Governance

Other Public Directorships
●Broadridge Financial Solutions, Inc.
●Enbridge Inc.
●Hewlett-Packard Enterprise Company

James M. Foote Management Director Nominee / President and Chief Executive Officer Age 66 Director since 2017

Biographical Information

James M. Foote, a senior executive with over 40 years of railroad industry experience in finance, operations and sales and marketing, was named President and Chief Executive Officer and a director of CSX in December 2017. Mr. Foote joined CSX as Executive Vice President and Chief Operating Officer in October 2017. Prior to joining CSX, Mr. Foote was President and Chief Executive Officer of Bright Rail Energy, a technology company formed in 2012 to design, develop and sell products that allow railroads to switch locomotives to natural gas power. Before heading Bright Rail, Mr. Foote was Executive Vice President, Sales and Marketing with Canadian National Railway Company. Mr. Foote joined Canadian National in 1995 as Vice President – Investor Relations to assist the company’s privatization. He also served as Vice President Sales and Marketing – Merchandise at Canadian National.

Skills and Qualifications

Mr. Foote has expertise in railroad operations, including the scheduled railroading operating model, and sales and marketing. He also provides the Board with significant knowledge and understanding of the Company and its business.
CSX Committees
Executive (Chair)

Other Public Directorships
●None

10       CSX Corporation 2020 Proxy Statement

ITEM 1: Election of Directors   |   Criteria for Board Membership

Steven T. Halverson Independent Director Nominee Age 65 Director since 2006

Biographical Information

Steven T. Halverson is the Chairman and former Chief Executive Officer of The Haskell Company, one of the largest design and construction firms in the United States. Prior to joining The Haskell Company in 1999, Mr. Halverson served as a Senior Vice President of M.A. Mortenson, a national construction firm. Mr. Halverson also serves as a director for GuideWell Mutual Insurance Holdings, Blue Cross Blue Shield of Florida, and is past chair of the Florida Council of 100, the Florida Chamber of Commerce, the Construction Industry Roundtable and the Jacksonville Civic Council. From 2008 until its sale to McKesson Corporation in 2013, Mr. Halverson served on the board of directors of PSS World Medical.

Skills and Qualifications

Mr. Halverson’s expertise in the construction industry allows him to provide unique insight and perspective on the U.S. economy and certain CSX markets. In addition, through his roles with key organizations in Florida, Mr. Halverson provides broad leadership capabilities to the Board.
CSX Committees
Audit / Compensation and Talent Management (Chair) / Executive

Other Public Directorships
●None

Paul C. Hilal Director Nominee / Vice Chairman of the Board Age 53 Director since 2017

Biographical Information

Paul C. Hilal founded and controls MR Argent Advisor LLC and its affiliated funds (“Mantle Ridge”), and each of its related entities.

Prior to founding Mantle Ridge, Mr. Hilal was a partner and senior investment professional at Pershing Square Capital Management where he worked from 2006 to 2016. From 2012 to 2016, Mr. Hilal served as a director of Canadian Pacific Railway Limited where he was chair of the Management Resources and Compensation Committee and a member of the Finance Committee. Mr. Hilal currently serves on the Board of Overseers of Columbia Business School and served until 2016 on the Board of the Grameen Foundation – an umbrella organization that helps micro-lending and micro-franchise institutions empower the world’s poorest through financial inclusion and entrepreneurship.

Skills and Qualifications

Mr. Hilal draws on his experience as a value investor, as a capital allocator, and as an engaged director driving shareholder value. Additionally, through his railroad industry experience and perspective, Mr. Hilal provides the Board valuable insight regarding the financial aspects of CSX’s business.
CSX Committees
Executive / Finance

Other Public Directorships
●Aramark Corporation

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ITEM 1: Election of Directors   |   Criteria for Board Membership

John D. McPherson Independent Director Nominee Age 73 Director since 2008

Biographical Information

John D. McPherson served as President and Chief Operating Officer of Florida East Coast Railway, a wholly-owned subsidiary of Florida East Coast Industries, Inc., from 1999 until his retirement in 2007. From 1993 to 1998, Mr. McPherson served as Senior Vice President – Operations, and from 1998 to 1999, he served as President and Chief Executive Officer of the Illinois Central Railroad. Prior to joining the Illinois Central Railroad, Mr. McPherson served in various capacities at Santa Fe Railroad for 25 years.

From 2012 to 2015, Mr. McPherson served on the board of directors of Las Vegas Railway Express. From 1997 to 2007, Mr. McPherson served as a member of the board of directors of TTX Company, a railcar provider and freight car management services joint venture of North American railroads.

Skills and Qualifications

As a result of his extensive career in the rail industry, Mr. McPherson serves as an expert in railroad operations.
CSX Committees
Compensation and Talent Management / Governance

Other Public Directorships
●None

David M. Moffett Independent Director Nominee Age 68 Director since 2015

Biographical Information

David M. Moffett served as the Chief Executive Officer and a director of the Federal Home Loan Mortgage Corporation from September 2008 until his retirement in March 2009. He previously served as a Senior Advisor with the Carlyle Group LLC from May 2007 to September 2008, and as the Vice Chairman and Chief Financial Officer of U.S. Bancorp from 2001 to 2007, after its merger with Firstar Corporation where he served as Vice Chairman and Chief Financial Officer from 1998 to 2001. Mr. Moffett also served as Chief Financial Officer of StarBanc Corporation, a predecessor to Firstar Corporation, from 1993 to 1998.

Mr. Moffett serves as a trustee on the boards of Columbia Fund Series Trust I and Columbia Funds Variable Insurance Trust, overseeing approximately 52 funds within the Columbia Funds mutual fund complex. In addition, he serves as a trustee for the University of Oklahoma Foundation. Mr. Moffett also has served as a consultant to Bridgewater and Associates.

From 2007 to 2015, Mr. Moffett served on the board of directors of eBay, Inc. From 2010 to 2016, Mr. Moffett served on the board of directors of CIT Group Inc.

Skills and Qualifications

With his many years of experience as a chief executive officer or chief financial officer of public financial services companies, Mr. Moffett is able to provide valuable insight to the Board concerning financial matters. He is also able to leverage his significant public policy experience.
CSX Committees
Audit (Chair) / Executive / Finance

Other Public Directorships
●PayPal Holdings, Inc.
●Genworth Financial, Inc.

12       CSX Corporation 2020 Proxy Statement

ITEM 1: Election of Directors   |   Criteria for Board Membership

Linda H. Riefler Independent Director Nominee Age 59 Director since 2017

Biographical Information

Linda H. Riefler served as the Chairman of Global Research at Morgan Stanley from 2011 to 2013 and as Global Head of Research since 2008. From 2006 to 2008 she served as the Chief Talent Officer of Morgan Stanley, in which role she served on both the Management Committee for seven years and the Operating Committee of Morgan Stanley. Ms. Riefler joined Morgan Stanley in 1987 in the Capital Markets division and was elected a managing director in 1998.

Skills and Qualifications

Ms. Riefler draws on her experience at Morgan Stanley to provide the Board perspective on growth strategies, risk management, debt and equity financings, and capital market allocations.
CSX Committees
Compensation and Talent Management / Governance

Other Public Directorships
●MSCI, Inc.

Suzanne M. Vautrinot Independent Director Nominee Age 60 Director since 2019

Biographical Information

Suzanne M. Vautrinot is the Founder and President of Kilovolt Consulting, Inc., a cyber security strategy and technology consulting firm.

In 2013, Ms. Vautrinot retired from the United States Air Force (“USAF”) as a Major General following a distinguished 31-year career where she influenced the development and application of critical cyber security and space technology. From 2011 to 2013, Ms. Vautrinot served as Commander of the USAF’s Cyber Command where she oversaw a multibillion-dollar cyber enterprise and led a workforce of 14,000 personnel conducting offensive and defensive cyber operations worldwide. She served as the Deputy Commander for Joint Forces Component Command Network Warfare and was instrumental in creating, operating and protecting U.S. Cyber Command and the global network architecture. During her career in the USAF, Ms. Vautrinot also served as Director of Plans and Policy, U. S. Cyber Command and Deputy Commander, Network Warfare, U.S. Strategic Command, as well as Commander - Air Force Recruiting Service.

Skills and Qualifications

Ms. Vautrinot provides the Board with expertise in cyber security, risk management, corporate governance and talent management.
CSX Committees
Audit / Governance

Other Public Directorships
●Ecolab, Inc.
●Parsons Corporation
●Wells Fargo & Co.

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ITEM 1: Election of Directors   |   Criteria for Board Membership

J. Steven Whisler Independent Director Nominee Age 65 Director since 2011

Biographical Information

J. Steven Whisler is the retired Chairman and Chief Executive Officer of Phelps Dodge Corporation, a mining and manufacturing company, where he served in many roles from 1981 until his retirement in 2007. During his tenure at Phelps Dodge Corporation, Mr. Whisler was instrumental in the implementation of its “Zero and Beyond” safety program designed to eliminate workplace injuries and its “Quest for Zero” process-improvement program designed to, among other things, eliminate environmental waste while enhancing product quality.

Mr. Whisler also served as director of US Airways Group, Inc. from 2005 until 2011, and Burlington Northern Santa Fe from 1995 until its acquisition by Berkshire Hathaway in 2010.

Skills and Qualifications

Through his prior tenure on the Burlington Northern Santa Fe board of directors and as a former executive in the mining industry, Mr. Whisler brings to the Board invaluable safety program experience, railroad knowledge and familiarity with certain key markets.
CSX Committees
Audit / Finance

Other Public Directorships
●Brunswick Corporation
●International Paper Co.

John J. Zillmer Independent Director Nominee / Chairman of the Board Age 64 Director since 2017

Biographical Information

John J. Zillmer is the Chairman, President and Chief Executive Officer of Aramark Corporation, a food service, facilities, and uniform services provider with revenues in excess of $16 billion in 2019. Prior to joining Aramark, Mr. Zillmer served as the Executive Chairman, President and Chief Executive Officer of Univar Inc., a global chemical distributor and Fortune 500 company, where he also served as a director from 2009 to 2012. Prior to joining Univar, Mr. Zillmer served as Chairman and Chief Executive Officer of Allied Waste Industries, Inc. from 2005 to 2008, leading an operational transformation that has become an industry benchmark. He has also served as a director of Liberty Capital Partners, a private equity and venture capital firm specializing in startups, early stage, growth equity, buyouts and acquisitions. Mr. Zillmer also serves on the North American advisory board of CVC Capital Partners. He previously served on the board of Reynolds American, Inc. from 2007 until its acquisition by British American Tobacco in 2017.

Skills and Qualifications

Mr. Zillmer provides the Board valuable insight on business optimization and improvement, in addition to labor relations, environmental safety, logistics, corporate governance and talent management.
CSX Committees
Compensation and Talent Management / Executive / Governance (Chair)

Other Public Directorships
●Ecolab, Inc.
●Veritiv Corporation[1]
●Aramark Corporation

[1]	Mr. Zillmer currently serves on the board of directors of Veritiv Corporation but will not stand for re-election at Veritiv’s annual meeting to be held on April 29, 2020.

14     CSX Corporation 2020 Proxy Statement

ITEM 1: Election of Directors | Director Independence

Director Independence

The Board annually evaluates the independence of each of its directors and, acting through its Governance Committee, the performance of each of its directors. In evaluating the independence of each of its directors, the Board considers the NASDAQ Global Select Market (“NASDAQ”) listing standards and reviews transactions or relationships, if any, between each director, director nominee or his or her immediate family and the Company or its subsidiaries. The purpose of this review is to determine whether any such relationships or transactions would interfere with the exercise of independent judgment by the director or director nominee in carrying out his or her responsibilities as a director, and thus, be inconsistent with a determination that the director or director nominee is independent. The Board also considers the independence of its committee members under applicable tax and securities laws.

In February 2020, after considering NASDAQ listing standards, the Board, upon recommendation from the Governance Committee, determined that the following director nominees are independent under the NASDAQ listing standards: Donna M. Alvarado, Pamela L. Carter, Steven T. Halverson, John D. McPherson, David M. Moffett, Linda H. Riefler, Suzanne M. Vautrinot, J. Steven Whisler and John J. Zillmer. Paul C. Hilal joined the Board in 2017, and was not deemed an independent director as a result of a reimbursement payment from CSX to MR Argent Advisor LLC and its affiliated funds (“Mantle Ridge”), which Mr. Hilal founded and controls. The reimbursement arrangement was approved by shareholders on June 5, 2017, and was part of the transaction through which Mantle Ridge brought E. Hunter Harrison to CSX as President and Chief Executive Officer. Under NASDAQ listing standards, there is a three-year look back before Mr. Hilal would be able to be considered independent. Although the Board did not affirmatively determine Mr. Hilal to be independent under the NASDAQ listing standards, the Board is not aware of any facts, at this time, that would prevent an affirmative independence determination after June 2020.

Principles of Corporate Governance

The Board is committed to corporate governance principles and practices that facilitate the fulfillment of its fiduciary duties to the Company and its shareholders. The Board has adopted Corporate Governance Guidelines that reflect the high standards that employees, investors, customers, suppliers and others should expect. Key corporate governance principles observed by the Board and the Company include:

●	separation of the roles of Chairman and Chief Executive Officer;
●	nomination of a slate of directors for election to the Board, a substantial majority of which are independent, as that term is defined in the NASDAQ listing standards;
●	establishment of qualification guidelines for director candidates and review of each director’s performance and continuing qualifications for Board membership;
●	the requirement that the Audit Committee, Compensation and Talent Management Committee and Governance Committee be comprised solely of independent directors;
●	authority for the Governance, Compensation and Talent Management and Audit Committees to retain outside, independent advisors and consultants when appropriate;
●	adoption of a Code of Ethics, which meets applicable rules and regulations and covers all directors, officers and employees of CSX;
●

adoption of a Policy Regarding Shareholder Rights Plans, establishing parameters around the adoption of any future shareholder rights plan, including the expiration of any such plan within one year of adoption if the plan does not receive shareholder approval or ratification;

●

adoption of a Policy Regarding Shareholder Approval of Severance Agreements, requiring shareholder approval of certain future severance agreements with senior executives that provide benefits in an amount exceeding a threshold set forth in the policy;

●	a majority voting standard with a director resignation policy in an uncontested election; and
●	adoption of a proxy access bylaw.

CSX’s Corporate Governance Guidelines and Code of Ethics are available on the Company’s website at http://investors.csx.com under the heading “Environmental, Social and Governance.” Shareholders may also request a free copy of any of these documents by writing to CSX Corporation, Office of the Corporate Secretary, 500 Water Street, C160, Jacksonville, Florida 32202. Any waivers of or changes to the Code of Ethics that apply to our directors or executive officers will be disclosed on CSX’s website at http://www.csx.com. There were no waivers to the Code of Ethics in 2019.

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ITEM 1: Election of Directors   |   Shareholder Outreach and Engagement

Shareholder Outreach and Engagement

We believe that on-going shareholder engagement is a key component of effective corporate governance that allows the Company to better understand evolving trends and enable strategic decision-making to deliver shareholder value. We conduct shareholder outreach throughout the year to ensure that management and the Board understand and consider our shareholders’ views on important issues.

Senior leaders and subject matter experts from the Company meet routinely with representatives from many of our institutional shareholders and periodically with proxy advisory firms to discuss CSX’s business strategy, corporate governance practices, executive compensation, and environmental, social and governance matters. Members of the Board participate in these meetings from time to time.

In addition to this shareholder outreach, CSX also engages with shareholders and other interested parties through its participation in industry and investment community conferences, investor road shows, and analyst meetings. In addition, we continue to successfully engage with individual shareholders to advance issues that are in the best interests of our broad and diverse shareholder base.

Shareholders who wish to communicate with the Board, or with a particular director, may forward appropriate correspondence to CSX Corporation, Office of the Corporate Secretary, 500 Water Street, C160, Jacksonville, Florida 32202. Pursuant to procedures established by the non-management directors of the Board, the Office of the Corporate Secretary will forward appropriate correspondence to the Board or a particular director. Appropriate correspondence generally includes any legitimate, non-harassing inquiries or statements. Interested parties who wish to communicate with the Chairman of the Board or non-employee directors may forward correspondence to CSX Corporation, the Chairman of the Board, CSX Board of Directors, 500 Water Street, C160, Jacksonville, Florida 32202.

Board of Directors’ Role in Risk Oversight

Pursuant to its charter, the Audit Committee of the Board has primary responsibility for risk oversight. In addition to regular risk presentations to the Audit Committee, management periodically reports to the Board and its other committees on current risks and the Company’s approach to avoiding and mitigating risk exposure.

The Company’s Business Risk Management (“BRM”) program includes activities related to the identification, assessment, mitigation and monitoring of risks. The CSX risk universe is divided into the following broad risk categories:

Compliance — Risks directly impacting CSX’s ability to meet or comply with state, federal or local rules and regulations (e.g., environmental laws and regulations);

Strategic — Risks (and opportunities) directly impacting CSX’s ability to achieve or exceed its stated longer term strategic objectives (e.g., market demand shifts); and

External — Risks arising from events outside CSX and beyond the Company’s direct influence or control (e.g., economic downturn, cyber and other security risks).

The objective of the BRM program is to facilitate timely identification and review of new and existing risks along with overseeing the development and execution of mitigation plans. A well-established risk management structure is leveraged to govern the program. Risks are prioritized based on their potential impacts on the Company. On an ongoing basis, risks are evaluated to track the status of key mitigation activities along with the trends of key indicators. Ultimately, the BRM program provides an opportunity for business and functional leadership to collaborate on the key Company risks and identify needed mitigation steps to help advance the Company’s objectives.

Board of Directors’ Role in Succession Planning

The Board is responsible for succession planning for the Board, as well as senior management, including the CEO. In addition to succession planning efforts by the Board and the Governance Committee throughout the year, the full Board engages in a comprehensive management succession planning exercise on an annual basis where it analyzes potential succession candidates across all senior management positions. Although the Board focuses on the senior executive team and CEO succession, directors

16       CSX Corporation 2020 Proxy Statement

ITEM 1: Election of Directors   |   Transactions with Related Persons and Other Matters

also discuss the pipeline for other key roles in the Company. As part of this exercise, the Board reviews skills, competencies and readiness levels of succession candidates and recommends development plans to ensure that management succession candidates are adequately prepared for planned and unexpected transitions.

Transactions with Related Persons and Other Matters

CSX operates under a Code of Ethics that requires all employees, officers and directors, without exception, to avoid engaging in activities or relationships that conflict, or would be perceived to conflict, with the Company’s interests or adversely affect its reputation. It is understood, however, that certain relationships or transactions may arise that would be deemed acceptable and appropriate upon full disclosure of the transaction, following review to ensure there is a legitimate business reason for the transaction and that the terms of the transaction are no less favorable to CSX than could be obtained from an unrelated person. The Audit Committee is responsible for review and oversight of all transactions with related persons. CSX has not adopted written procedures for reviewing Related Person Transactions, but generally follows the procedures described below in accordance with Item 404 of Regulation S-K.

A “Related Person Transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which: (i) CSX (including any of its subsidiaries) was, is or will be a participant; (ii) the amount involved exceeds $120,000 in any fiscal year; and (iii) any Related Person had, has or will have a direct or indirect material interest (other than solely as a result of being a director or a less than 10% beneficial owner of another entity).

A “Related Person” includes: (i) any person who is, or at any time since the beginning of the last fiscal year was, a director or executive officer or a nominee to become a director; (ii) any person who is known to be the beneficial owner of more than 5% of any class of CSX’s voting securities; (iii) any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of the director, executive officer, nominee or more than 5% beneficial owner, and any person (other than a tenant or employee) sharing the household of such director, executive officer, nominee or more than 5% beneficial owner; and (iv) any firm, corporation or other entity in which any of the foregoing persons is employed or is a partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest.

On an annual basis, in response to the Directors and Officers Questionnaire (“Questionnaire”) and a Related Person Transaction survey (“Survey”), each director, director nominee and executive officer submits to the Corporate Secretary a description of any current or proposed Related Person Transactions. Directors and executive officers are expected to notify the Corporate Secretary of any updates to the list of Related Person Transactions during the year. If Related Person Transactions are identified, those transactions are reviewed by the Audit Committee.

The Audit Committee will evaluate Related Person Transactions based on:

●	information provided to the Board during the required annual affirmation of independence;
●	applicable responses to the Questionnaires and Surveys submitted to the Company; and
●	any other applicable information provided by any director or executive officer of the Company, or obtained through internal database queries.

In connection with the review of any Related Person Transaction, the Audit Committee will consider whether the transaction will be a conflict of interest or give the appearance of a conflict of interest. In the case of any Related Person Transaction involving an outside director or nominee for director, the Audit Committee will also consider whether the transaction will compromise the director’s status as an independent director as prescribed in the NASDAQ listing standards.

Share Repurchase. On October 17, 2019, concurrently with the sale by Mantle Ridge of approximately 18.8 million shares of the Company’s stock to a major financial institution in an unregistered block trade, the Company repurchased approximately 4.7 million shares of its common stock from Mantle Ridge at the same purchase price per share as was paid by the financial institution for aggregate cash consideration of approximately $319 million pursuant to a Stock Purchase Agreement between the Company and Mantle Ridge. A member of CSX’s Board of Directors, Paul C. Hilal, founded and controls Mantle Ridge and each of its related entities.

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ITEM 1: Election of Directors   |   Compensation Committee Interlocks and Insider Participation

Compensation Committee Interlocks and Insider Participation

No member of the Compensation and Talent Management Committee is, or in 2019 was, an executive officer or former executive officer or employee of the Company. In addition, no executive officer of the Company served on the board of directors of any entity whose executive officers included a director of the Company.

Board Leadership and Committee Structure

The Board believes that at this time, and based on the Company’s current circumstances, the positions of Chairman and CEO should be separate, with the Chairman of the Board role being filled by an independent director. The duties of the Chairman include: (i) calling special meetings of the Board; (ii) presiding at all meetings of the Board and shareholders; (iii) determining the agenda, schedule and meeting materials for meetings of the Board in consultation with the Vice Chairman of the Board; (iv) guiding Board discussions and facilitating discussions between the Board and the Company’s management; (v) interacting with the Company’s analysts, investors, employees and other key constituencies; and (vi) keeping the Vice Chairman informed, and consulting with the Vice Chairman, as to material internal and external discussions the Chairman has, and material developments the Chairman learns, about the Company and the Board.

The Chairman is assisted by a Vice Chairman. The duties of the Vice Chairman include: (i) providing input on the agenda, schedules and meeting materials for meetings of the Board; (ii) assisting in guiding Board discussions and facilitating communication between the Board and the Company’s management; (iii) interacting with the Company’s analysts, investors, employees and other key constituencies; (iv) performing the duties of Chairman in the absence or at the request of the Chairman; and (v) keeping the Chairman informed, and consulting with the Chairman, as to material internal and external discussions the Vice Chairman has, and material developments the Vice Chairman learns, about the Company and the Board.

The Board has five standing committees: the Audit Committee, the Compensation and Talent Management Committee, the Executive Committee, the Finance Committee, and the Governance Committee. Each of these committees has a written charter approved by the Board, a copy of which can be found on the Company’s website at http://investors.csx.com under the heading “Environmental, Social and Governance.” As of the Record Date, the composition of the committees of the Board was as follows:

Director	Audit	Compensation	Executive	Finance	Governance
Donna M. Alvarado	●	●
Pamela L. Carter			●	●	●
James M. Foote			●
Steven T. Halverson	●	●	●
Paul C. Hilal			●	●
John D. McPherson		●			●
David M. Moffett	●		●	●
Linda H. Riefler		●			●
Suzanne M. Vautrinot	●				●
J. Steven Whisler	●			●
John J. Zillmer		●	●		●
●	Chair	●	Member

18       CSX Corporation 2020 Proxy Statement

ITEM 1: Election of Directors   |   Board Leadership and Committee Structure

Executive Committee	0 Meetings in 2019

The Executive Committee meets for the purpose of acting on behalf of the full Board between regularly scheduled meetings of the Board when time is of the essence. The Executive Committee has and may exercise all the authority of the Board, except as may be prohibited by Section 13.1-689 of the Virginia Stock Corporation Act, as it may from time to time be amended. Pursuant to the Executive Committee charter, a notice of a meeting of the Executive Committee is required to be provided to all Board members. The Executive Committee has six members, consisting of the CEO, Chairman of the Board, Vice Chairman and the chairs of each of the four other standing committees.

Committee Members James M. Foote (Chair) Pamela L. Carter Steven T. Halverson Paul C. Hilal David M. Moffett John J. Zillmer Independent Members

Audit Committee	9 Meetings in 2019

The primary functions of the Audit Committee include oversight of: (i) the integrity of the Company’s financial statements and accounting methodology; (ii) the Company’s compliance with legal and regulatory requirements; (iii) the Independent Registered Public Accounting Firm’s qualifications and independence; (iv) the Company’s risk management processes; (v) the performance of the Independent Registered Public Accounting Firm; and (vi) the Company’s internal audit function.

The Audit Committee recommends the appointment of the Independent Registered Public Accounting Firm and the Board approves the selection. This appointment is then submitted to shareholders for ratification. The Audit Committee also approves compensation of the Company’s Independent Registered Public Accounting Firm, reviews the scope and methodology of the Independent Registered Public Accounting Firm’s proposed audits, reviews the Company’s financial statements and monitors the Company’s internal control over financial reporting by, among other things, discussing certain aspects thereof with the Independent Registered Public Accounting Firm and management. The Audit Committee is responsible for the approval of all services performed by the Independent Registered Public Accounting Firm. Finally, the Committee maintains procedures for the receipt and treatment of complaints regarding the Company’s accounting, internal accounting controls or auditing matters. As part of its risk management responsibilities, the Committee oversees cybersecurity risks.

The Audit Committee has five members, each of whom the Board, upon recommendation of the Governance Committee, has determined to be independent pursuant to the independence standards promulgated by NASDAQ and the Securities and Exchange Commission (“SEC”).

The Board has determined that all members of the Audit Committee are financially literate and Messrs. Moffett and Whisler are audit committee financial experts, as that term is defined by SEC rules and regulations. Please refer to the Report of the Audit Committee below for additional information.

Committee Members David M. Moffett (Chair) Donna M. Alvarado Steven T. Halverson Suzanne M. Vautrinot J. Steven Whisler Independent Members

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ITEM 1: Election of Directors   |   Board Leadership and Committee Structure

Compensation and Talent Management Committee	6 Meetings in 2019

The primary functions of the Compensation and Talent Management Committee are to: (i) establish the Company’s philosophy with respect to executive compensation and benefits; (ii) review the Company’s compensation practices and policies, benefit plans and perquisites applicable to all employees and executives to ensure consistency with the Company’s compensation philosophy; (iii) monitor the Company’s benefit plans, practices, programs and policies maintained for employees and directors for compliance with all applicable laws; (iv) in consultation with the Board, review and approve corporate goals and objectives relevant to compensation and benefits for the CEO, and evaluate the CEO’s performance in light of those goals and objectives, and as directed by the Board, set the level of compensation of the CEO based on such evaluation; (v) review and recommend approval of management compensation and Company compensation plans, including benefits for key employees as determined by the Committee from time to time; and (vi) review the Compensation Discussion and Analysis (“CD&A”) section of this Proxy Statement and, as appropriate, recommend to the Board for approval the inclusion of the CD&A section in the Company’s Annual Report on Form 10-K and Proxy Statement.

In addition, the Compensation and Talent Management Committee is responsible for the oversight of human capital management including review of the Company’s leadership development, performance management and talent acquisition programs. In addition the Committee has oversight responsibilities with respect to the Company’s plans and processes for promoting diversity, inclusion and pay equity.

The Compensation and Talent Management Committee may, under its charter, delegate all or a portion of its duties and responsibilities to a subcommittee thereof as appropriate and consistent with applicable regulations, laws and exchange listing standards. The Compensation and Talent Management Committee has also retained the services of an independent compensation consultant to advise on executive compensation matters. The role of the compensation consultant in determining or recommending the amount or form of executive compensation is described in the CD&A section of this Proxy Statement.

The Compensation and Talent Management Committee has five members each of whom qualifies as: (i) a “non-employee director” within the meaning of Rule 16b-3 of Securities and Exchange Act of 1934; (ii) independent pursuant to the independence standards promulgated by NASDAQ; and (iii) an “outside director” under Section 162(m) of the Code.

Committee Members Steven T. Halverson (Chair) Donna M. Alvarado John D. McPherson Linda H. Riefler John J. Zillmer Independent Members

Finance Committee	3 Meetings in 2019

The Finance Committee provides general oversight and review of financial matters affecting the Company, including the monitoring of corporate debt, cash flow and the assets and liabilities maintained by the Company and its affiliates in conjunction with employee benefit plans, including monitoring the funding and investment policies and performances of the assets. In addition, the Committee reviews and recommends policies and practices related to dividends and share repurchase programs.

Committee Members Pamela L. Carter (Chair) Paul C. Hilal David M. Moffett J. Steven Whisler Independent Members

20       CSX Corporation 2020 Proxy Statement

ITEM 1: Election of Directors   |   Annual Evaluation of Board Performance

Governance Committee	6 Meetings in 2019

The Governance Committee identifies individuals qualified to become Board members and recommends candidates for election to the Board. In identifying and recommending director nominees, the Governance Committee uses criteria established by the Board with respect to qualifications for nominations to the Board and for continued membership on the Board. Additionally, the Committee reviews and makes recommendations to the Board regarding director independence. In considering potential director candidates, the Committee considers whether the individual has demonstrated leadership ability, integrity, values and judgment. The Governance Committee seeks to maintain a Board with a broad diversity of experience in business matters and the ability to assess and evaluate the role and policies of the Company in the face of changing economic conditions, regulatory environment and customer expectations.

The Governance Committee generally identifies nominees for directors through its director succession planning process. The Committee will also consider persons recommended by shareholders of the Company in selecting director nominees. Potential nominees suggested by shareholders will be evaluated by the Committee on the same basis as individuals identified directly by the Committee or from other sources. For more information on the director nominees, see Item 1: Election of Directors.

The Governance Committee has five members each of whom the Board has determined to be independent under the applicable NASDAQ rules.

The Committee develops, recommends and monitors corporate governance principles and conducts regular evaluations of director performance and of the effectiveness of the Board as a working group. In addition, the Committee reviews and recommends changes to the Board regarding committee structure and director compensation.

Committee Members John J. Zillmer (Chair) Pamela L. Carter John D. McPherson Linda H. Riefler Suzanne M. Vautrinot Independent Members

Annual Evaluation of Board Performance

The Board believes annual performance reviews are essential for ensuring overall effectiveness, including fulfilment of its oversight responsibilities, strategic planning and communications. For 2019, the Board evaluation process was initiated through detailed questionnaires. Individual director performance was then discussed with committee chairs or the Chairman of the Board, as appropriate. Summaries of the committee-specific feedback was provided to the relevant committee chairs, which were then reviewed with the Chairman of the Board. The Governance Committee reviewed the evaluations and recommendations. Each standing committee also conducted an evaluation of its own performance.

Meetings of the Board and Executive Sessions

During 2019, there were six meetings of the Board. Each of the directors then serving attended at least 75% of the meetings of the Board and the committees on which he or she served. The non-employee directors met alone in executive session at each regular Board meeting. These executive sessions were chaired by the Chairman of the Board. In accordance with the CSX Corporate Governance Guidelines, the independent directors (when different than non-management directors) meet in executive session at least once a year. While the Company does not have a formal policy regarding director attendance at annual shareholder meetings, the Company strongly encourages directors to attend absent an emergency. All but one of the incumbent directors attended the 2019 Annual Meeting.

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ITEM 1: Election of Directors   |   Director Compensation

Director Compensation

The Board periodically reviews and sets the compensation for the non-employee directors based on the recommendation of the Governance Committee. Director compensation includes both cash and stock-based components. In recommending the amount and form of director compensation, the Committee considers, among other factors, peer benchmarking data and the level of compensation necessary to attract and retain qualified, independent directors.

Elements of Director Compensation

The following charts show director cash and equity compensation for fiscal year 2019.

Annual Retainer	Cash	Equity(1)
Base Retainer	$112,500	$162,500
(1)	Annual grant of CSX common stock in the amount of $162,500 with the number of shares based on the average closing price of CSX common stock in the months of November 2018, December 2018 and January 2019.

Incremental Amount Above Annual Retainer
Chairman of the Board	$250,000
Audit Committee Chair	$25,000
Audit Committee Member	$5,000
Compensation Committee Chair	$20,000
Finance Committee Chair	$10,000
Governance Committee Chair	$15,000

Each non-employee director was eligible to defer all or a portion of his or her director’s fees in 2019, including cash and stock compensation, under the CSX Directors’ Deferred Compensation Plan (the “Directors’ Plan”). Cash deferrals are credited to an unfunded account and invested in various investment choices or deferred as shares of CSX common stock. The investment choices parallel the investment options offered to employees under CSX’s 401(k) plan. Stock deferrals are automatically held as outstanding shares in a trust, with dividends credited in the form of shares.

Matching Gift Program and Other Benefits

Non-management directors may participate in the CSX Directors’ Matching Gift Program, which is considered an important part of CSX’s philanthropy and community involvement. CSX will match director contributions to organizations that qualify for support under Company guidelines, up to a maximum annual CSX contribution of $50,000 per non-employee director per year. During 2019, nine philanthropic organizations collectively received $225,000 under the Directors’ Matching Gift Program. Non-employee directors also are eligible to receive other compensation and benefits as discussed below. The CEO does not receive compensation for his services as a director.

22       CSX Corporation 2020 Proxy Statement

ITEM 1: Election of Directors   |   2019 Directors’ Compensation Table

2019 Directors’ Compensation Table

The following table summarizes the compensation of each of the non-employee directors in 2019.

Name	Fees Earned or Paid in Cash(2) ($)	Stock Awards(3)(4) ($)	All Other Compensation(5) ($)	Total ($)
Donna M. Alvarado	$117,500	$165,186	$1,685	$284,371
John B. Breaux(1)	$51,042	$68,828	$27,241	$147,110
Pamela L. Carter	$122,500	$165,186	$31,685	$319,371
Steven T. Halverson	$137,500	$165,186	$54,185	$356,871
Paul C. Hilal	$112,500	$165,186	$1,685	$279,371
Edward J. Kelly, III(1)	$12,545	—	$101,685	$114,230
John D. McPherson	$112,500	$165,186	$1,685	$279,371
David M. Moffett	$137,500	$165,186	$51,685	$354,371
Linda H. Riefler	$113,750	$165,186	$1,685	$280,621
J. Steven Whisler	$117,500	$165,186	$51,685	$334,371
John J. Zillmer	$127,500	$419,230	$1,685	$548,415
(1)	Messrs. Breaux and Kelly retired from the CSX Board of Directors on May 3, 2019 and January 16, 2019, respectively.
(2)	Fees Earned or Paid in Cash – Includes a cash retainer of $112,500 and any Committee Chair or Audit Committee fees earned in 2019. Mr. Moffett elected to defer 100% of his cash retainer and fees in the form of cash into the Directors’ Plan. Messrs. Breaux and Whisler elected to defer 100% of their cash retainers and fees in the form of CSX stock into the Directors’ Plan.
(3)	Stock Awards – Amounts disclosed in this column are based on the February 6, 2019 grant date fair value of the annual stock grant to directors calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”). The number of shares granted was based on an award of $162,500 divided by the average closing price of CSX common stock in the months of November 2018, December 2018 and January 2019, which was $67.01. All such stock awards to directors vested immediately upon grant. Mr. Zilmer’s amount also includes a Non-Executive Chairman stock grant based on the February 6, 2019 grant date fair value calculated in accordance with FASB ASC Topic 718. The number of shares is based on an award of $250,000 divided by the average closing price of CSX common stock in the months of November 2018, December 2018 and January 2019. This stock award vested immediately upon grant.
(4)	Option Awards – There were no stock options granted to non-employee directors in 2019.
(5)

All Other Compensation – Includes excess liability insurance, Company match under the Directors’ Matching Gift Program and a Company contribution under the Directors’ Charitable Gift Plan. The only perquisites to exceed $10,000 for any director were (i) the Company match under the Directors’ Matching Gift Program, which includes matches in the following amounts: $52,500 for Mr. Halverson, $50,000 for each of Messrs. Moffett and Whisler, $30,000 for Ms. Carter and $17,500 for Mr. Breaux; and (ii) a charitable contribution of $100,000 on behalf of Mr. Kelly under the CSX Directors Charitable Gift Plan (the “Charitable Plan). For Mr. Halverson, his 2019 match included $2,500 pulled forward form his available matching contributions for 2020.

Mr. Kelly was eligible to participate in the CSX Directors’ Charitable Gift Plan (the “Charitable Plan”), which was only available for directors elected prior to 2004. No current directors are eligible to participate in this plan. Under the Charitable Plan, if a director served for five consecutive years, CSX committed to make contributions totaling $1 million on his or her behalf to charitable institutions designated by the director. Contributions to designated charities are made in installments, with $100,000 payable upon the director’s retirement and the balance payable in installments of $100,000 per year, starting at the time of the director’s death. The Company contributed $100,000 on Mr. Kelly’s behalf following his retirement in January 2019.

Stock Ownership Guidelines

The Board has adopted Stock Ownership Guidelines to better align the interests of non-employee directors with the interests of shareholders. Within five years of election to the Board, a non-employee director is expected to acquire and hold an amount of CSX common stock equal in value to five times the amount of such non-employee director’s annual cash retainer. If the annual cash retainer increases, the non-employee directors will have five years from the time of the increase to acquire any additional shares needed to satisfy the guidelines. All non-employee directors who have served on the Board for five or more years since their election held a sufficient number of shares to satisfy these guidelines. Further information on the Stock Ownership Guidelines is available on CSX’s website at http://investors.csx.com under the heading “Environmental, Social and Governance.”

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The Audit Committee is directly responsible for the appointment, retention, compensation and oversight of the Independent Registered Public Accounting Firm retained to audit the Company’s financial statements. Pursuant to this responsibility, the Audit Committee engages in a comprehensive annual evaluation of the Independent Registered Public Accounting Firm’s qualifications, performance and independence. When considering the Independent Registered Public Accounting Firm’s independence, the Audit Committee specifically considers non-audit fees and services. Additionally, the Audit Committee periodically considers whether there should be a rotation of the Independent Registered Public Accounting Firm. Furthermore, in conjunction with the mandated rotation of the Independent Registered Public Accounting Firm’s lead engagement partner, the Audit Committee and its chair were directly involved in the selection of the Independent Registered Public Accounting Firm’s lead engagement partner.

The Board unanimously recommends that the shareholders vote FOR this proposal.

The Audit Committee has selected and appointed Ernst & Young LLP (“EY”) as the Company’s Independent Registered Public Accounting Firm to audit and report on CSX’s financial statements for the fiscal year ending December 31, 2020. EY or its predecessors have continuously served as the Company’s Independent Registered Public Accounting Firm since 1981. The Audit Committee and the Board believe that the continued retention of EY as the Company’s Independent Registered Public Accounting Firm is in the best interests of the Company and its shareholders.

Action by shareholders is not required by law in the appointment of the Independent Registered Public Accounting Firm. If shareholders do not ratify this appointment, however, the appointment will be reconsidered by the Audit Committee and the Board.

EY has no direct or indirect financial interest in CSX or in any of its subsidiaries, nor has it had any connection with CSX or any of its subsidiaries in the capacity of promoter, underwriter, voting trustee, director, officer or employee. Representatives of EY will participate in the Company’ Annual Meeting and will be afforded an opportunity to make a statement if they desire to do so. It also is expected they will be available to respond to appropriate questions.

24       CSX Corporation 2020 Proxy Statement

ITEM 2: Ratification of Independent Registered Public Accounting Firm   |   Fees Paid to Independent Registered Public Accounting Firm

Fees Paid to Independent Registered Public Accounting Firm

EY served as the Independent Registered Public Accounting Firm for the Company in 2019. The Audit Committee was responsible for the audit fee negotiations associated with the retention of EY. Fees paid to EY were as follows:

	2018	2019
Audit Fees:
Includes fees associated with the integrated audit, testing internal controls over financial reporting (SOX
404), the reviews of the Company’s quarterly reports on Form 10-Q, statutory audits and other attestation
services related to regulatory filings.	$2,893,000	$2,816,000
Audit Related Fees:
Includes audits of employee benefit plans and subsidiary audits.	$162,000	$221,000
Tax Fees:
Includes fees for tax compliance and tax advice and planning.	$—	$—
All Other Fees:
Includes fees for advisory services for non-audit projects. The Audit Committee has concluded that the services covered under the caption “All Other Fees” are compatible with maintaining EY’s
independent status.	$2,000	$1,000

Pre-Approval Policies and Procedures

The Audit Committee is responsible for the approval of all services performed by EY. The Chairman of the Audit Committee has the authority to approve all engagements that will cost less than $250,000 and, in such cases, will report any pre-approvals to the full Audit Committee for ratification at its next scheduled meeting.

All engagements expected to cost $250,000 or more require pre-approval of the full Audit Committee. In addition, it is Company policy that tax and other non-audit services should not equal or exceed base audit fees plus fees for audit-related services. In 2018 and 2019, all services performed by EY were pre-approved.

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The Audit Committee oversees the Company’s financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements, for establishing and maintaining effective internal control over financial reporting and for assessing the effectiveness of internal control over financial reporting. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management the audited financial statements, including a discussion of the quality of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

During 2019, the Audit Committee was comprised solely of independent directors as defined by NASDAQ listing standards and Rule 10A-3 of the Securities Exchange Act of 1934. The members of the Audit Committee in 2019, together with appointment dates and meeting attendance, is set forth below:

Members	Committee Member Since	Attendance at Full Committee Meetings During 2019
David M. Moffett, Chair	May 2015	8/9
Donna M. Alvarado	August 2006	9/9
Steven T. Halverson	August 2006	8/9
Suzanne M. Vautrinot	December 2019	—
J. Steven Whisler	May 2011	9/9

The meetings of the Audit Committee are designed to facilitate and encourage communication among the Audit Committee, the Company, the Company’s internal audit function and the Company’s independent registered public accounting firm. The Audit Committee discussed with the Company’s internal auditors and independent registered public accounting firm the overall scope and plans for their respective audits. The Audit Committee meets with the internal auditors and the independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls over financial reporting and the overall quality of the Company’s financial reporting.

Each year, the Audit Committee evaluates the qualifications, performance and independence of the Company’s independent registered public accounting firm, and determines whether to re-engage the current independent registered public accounting firm. In doing so, the Audit Committee considers the quality and efficiency of the services provided by the independent registered public accounting firm, the capabilities of the independent registered public accounting firm, technical expertise and knowledge of the Company’s operations and industry. Based on this evaluation, the Audit Committee has retained EY as the Company’s independent registered public accounting firm for 2020. Although the Audit Committee has the authority to appoint the independent registered public accounting firm, the Audit Committee intends to continue to recommend that the Board ask shareholders to ratify the appointment of the independent registered public accounting firm at the Annual Meeting.

EY, the Company’s independent registered public accounting firm for 2019, is responsible for expressing an opinion that: (i) the Company’s consolidated financial statements present fairly, in all material respects, the financial position, results of operations and cash flows in conformity with generally accepted accounting principles in the United States; and (ii) the Company maintained, in all material respects, effective internal control over financial reporting as of December 31, 2019.

26       CSX Corporation 2020 Proxy Statement

Report of the Audit Committee

In this context, the Audit Committee has:

(i)	reviewed and discussed with management, the audited financial statements for the year ended December 31, 2019;
(ii)	discussed with EY, the matters required to be discussed by Auditing Standard No. 1301, “Communications with Audit Committees,” as adopted by the Public Company Accounting Oversight Board (the “PCAOB”);
(iii)	received from EY, the written disclosures regarding auditors’ independence required by PCAOB Ethics and Independence Rule 3526, “Communication with Audit Committees Concerning Independence” and discussed EY’s independence with them; and
(iv)	reviewed and discussed with management and EY, the results of management’s assessment of the effectiveness of the Company’s internal control over financial reporting and EY’s audit of the Company’s internal control over financial reporting.

Based on its review and on the discussions described above, the Audit Committee has recommended to the Board, and the Board has approved, that the audited financial statements be included in the 2019 Annual Report on Form 10-K for filing with the SEC.

Members of the Audit Committee

David M. Moffett, Chair
Donna M. Alvarado
Steven T. Halverson
Suzanne M. Vautrinot
J. Steven Whisler

Jacksonville, Florida

February 11, 2020

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CSX has set a goal of being the best-run railroad North America, which begins with being an efficient, safe, reliable and sustainable railroad. CSX continues to set company and industry records in each of these areas. The Company was recently named as the only U.S. Class I railroad on the Dow Jones North American Sustainability Index for the ninth consecutive year. In addition, CSX lead the industry with the lowest operating ratio and best prersonal injury safety results for 2019. Environmental, Social and Governance are the three categories that form the framework for assessing the impact of sustainability and ethical practices of a company on its financial performance and operations.

Environmental	Social		Governance

Environmental Stewardship	Communities & Giving	Diversity & Inclusion	Ethics & Governance
●Achieve greenhouse gas emissions intensity goal through record fuel efficiency ●Engage with stakeholders to identify additional areas of focus ●Establish goals with key performance indicators
●Establish partnerships with local officials to promote public safety
●Work closely with local, state, and federal agencies to protect communities
●Have an economic impact by giving back to the community
●A diverse and talented workforce contributes to organizational success ●Maintain policies that promote inclusion
●Establish strong Board and Management structure
●Establish robust policies for disclosure of information, auditing and compliance
●Ensure ethical behavior through required ethics & compliance training

Environmental

At CSX, employees are encouraged to take sustainable actions in their everyday jobs, such as conserving energy, reducing waste and identifying inefficiencies. For seven consecutive years, CSX has achieved “Leadership” status by CDP, an independent, global, non-governmental organization that scores 8,400 companies on their efforts to address environmental issues. CSX is the only Class I railroad in the U.S. to consistently receive this highest CDP ranking.

As demand increases, the need for freight rail as a safe, reliable and sustainable transportation solution is ever more pressing. Moving freight by rail instead of truck lowers greenhouse gas emissions by 75%. As the most fuel-efficient mode of freight transportation on land, rail will continue to enable significant emission reductions and help drive economic prosperity. CSX invests in its infrastructure and facilities to improve energy efficiency and reduce local greenhouse gas (“GHG”) emissions. In 2011, the Company set out to reduce GHG intensity by 6 – 8% by 2020. By the end of 2018, GHG intensity was reduced 8.1% from the 2011 baseline, a full two years early. CSX will continue to invest in new technologies and expects to continue to see improvements in emissions.

Since the implementation of the scheduled railroading model in 2017, the Company has reduced its locomotive fleet by over 30%, improved trip optimization technology, and increased the use of distributed power—which have helped CSX reach record fuel efficiency.

METRIC TONS CO2 PER MILLION REVENUE TON MILES	GALLONS OF FUEL CONSUMED (in millions)

28       CSX Corporation 2020 Proxy Statement

Corporate Social Responsibility at CSX

Social

At CSX, safety is always a top priority. The Company develops and maintains partnerships with organizations that reflect and amplify our focus on safety. One such partnership is Operation Lifesaver. This education and awareness organization is dedicated to ending collisions, fatalities and injuries at highway-rail grade crossings and along railroad rights-of-way. Each year, Operation Lifesaver’s network of authorized volunteers conducts free programs on rail safety education to audiences such as schoolchildren and community organizations and provides specialized training for law enforcement officers and first responders to ensure their safety when responding to a rail incident.

Giving and volunteer programs expand the Company’s service culture deeper into the communities across its 23-state network. The Company supports communities through monetary and in-kind contributions to nonprofit organizations, and by working with select service partners to help us extend our impact. In 2019, CSX launched its “Pride in Service” program, which is committed to having a positive impact on the lives of more than 100,000 U.S. military service members, veterans, first responders and their families by the end of 2020. Over the last year, CSX partnered with the following organizations in 15 service events to achieve its Pride in Service goals.

CSX values the unique contribution that each person brings to the Company. More is accomplished when teams with diverse backgrounds and ideas work together in an environment where everyone can contribute and fully realize their talents. The Company has been recognized by many organizations for its diversity and inclusion, including being named a “Best Place to Work for Disability Inclusion” by Disability:IN and the American Association of People with Disabilities after receiving a 100% score on the disability equality index.

Governance

Good governance practices begin with strong leaders who understand the opportunities and challenges across the business and help make decisions that support the Company’s long-term growth and success. In consultation with its Board of Directors, CSX has developed policies designed to ensure proper disclosure of information, auditing and compliance. To ensure compliance with these policies, the Company conducts required online training to stress the importance of ethical behavior. In 2019, 100% of management employees completed the required ethics training.

2019 WORKFORCE DIVERSITY AT CSX

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The members of the Compensation and Talent Management Committee (the “Committee”) believe it is important to outline the responsibilities of the Committee and provide shareholders with an understanding of the Committee’s processes for executive compensation and talent management decisions. We hope this letter will provide insight into our discussions as we continuously strive to implement executive compensation and talent management programs that drive sustainable company performance and long-term shareholder value creation.

Human Capital Management

Each year, the Committee reviews its duties and responsibilities as outlined in its committee charter. In 2019, the Committee charter was updated to formalize responsibilities related to talent management. In addition to the Committee’s traditional responsibilities related to the development and approval of the Company’s executive compensation philosophy, strategy and design, the Committee is also charged with oversight of human capital management. These responsibilities include reviewing the Company’s leadership development, performance management and talent acquisition programs. As a foundation for these programs, we are committed to providing the support management needs to hire, develop and retain top talent and ensure alignment of our executive compensation program with the Company’s long-term strategy.

The Committee’s role has also expanded to include oversight of the Company’s plans and processes for promoting diversity, inclusion and pay equity. We recognize that people are the foundation of the Company’s success and are committed to developing a culture and environment that inspire employee engagement and excellence. We are proud of the strides the Company has made in building a world-class, diverse organization that is delivering transformational change in the rail industry and generating significant value for shareholders. That said, we remain focused on building an even more diverse, engaged and motivated workforce that will deliver sustainable returns for shareholders. Our approach to talent management is based on the principles outlined below.

THE CSX TALENT STRATEGY SUPPORTS ORGANIZATIONAL STRATEGY

Diverse Experiences & Skills	+	Motivated to Succeed	+	Well Compensated	+	Right Role, Right Number

Executive Compensation Decisions

In 2017, the Company implemented a new operating model that focuses on operating safely, optimizing asset utilization, controlling costs, improving customer service, and valuing and developing employees. While some questioned whether this operating model would work at a U.S. railroad, and particularly an eastern railroad, CSX led all U.S. class I railroads in operating performance, service performance and safety (lowest personal injury rate) at the end of 2019. During this period, the performance metrics for the short and long-term incentive plans have focused primarily on operating efficiencies and asset utilization.

30       CSX Corporation 2020 Proxy Statement

Letter from the Compensation and Talent Management Committee

In 2019, the Committee continued to emphasize operating performance in the Company’s short-term incentive plan while adding a safety measure to underscore the importance of employee and public safety. As a result of these measures and safety initiatives, we’re happy to report that, for 2019, the Company delivered an industry best 58.4% operating ratio, while also leading the industry in personal injury safety performance.

In developing performance targets for the short and long-term incentive plans that support the Company’s operating and strategic initiatives, the Committee reviews, among other factors, the Company’s annual and three-year business plans and global economic forecasts. The Committee’s ability to set appropriate and challenging performance goals is also impacted by other factors including, but not limited to, market and economic volatility, global trade dynamics, the geopolitical environment and overall visibility for short, medium and long-term forecasts. Each year, the Committee reviews short and long-term incentive plan design to ensure alignment with the Company’s business strategy, key financial objectives, shareholder interests and environmental stewardship. To further this alignment, the Committee strives to:

●	utilize performance measures that have a strong correlation to long-term shareholder value creation;
●	ensure that a majority of the CEO’s and other named executive officer’s total compensation is at risk (90% of CEO pay is at risk);
●	strike the right balance between short and long-term incentives with significant weighting toward the long-term awards; and
●	use multiple financial performance metrics in both short and long-term incentive plans.

While the Company’s performance has resulted in industry-leading shareholder returns over the last three years, the Committee is now focused on structuring compensation programs to drive the next stage of the Company’s strategic growth plan. As we look to the future, we believe that the Company is now poised to capitalize on its superior customer service product to deliver compelling value for new and existing customers. To drive this next phase of the Company’s continuing transformation, we are committed to implementing compensation programs that drive sustainable growth while maintaining a focus on operating efficiency and safety.

We look forward to the exciting opportunities ahead and are confident we have the leadership team, operational initiatives and strategic growth plan in place to lead the Company to new heights as it embarks upon the next phase of its transformation.

While we realize shareholders have the opportunity to express their opinions through our annual say-on-pay vote, we also encourage additional shareholder feedback on the Company’s executive compensation programs, as detailed in the Compensation Discussion and Analysis. You may provide feedback to the Committee by sending correspondence to CSX Corporation, Office of the Corporate Secretary, 500 Water Street, C160, Jacksonville, Florida 32202. We routinely consider such input as we refine our compensation philosophy and talent management processes.

Report of the Compensation and Talent Management Committee

The Compensation and Talent Management Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on its review of the disclosures, the Compensation Committee recommended to the full Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Steven T. Halverson	Donna M. Alvarado	John D. McPherson	Linda H. Riefler	John J. Zillmer

March 25, 2020

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This Compensation Discussion and Analysis (“CD&A”) describes the principles of the Company’s executive compensation programs, how those principles are applied and how the Company’s compensation programs are designed to drive executive performance and create sustainable long-term shareholder value. This CD&A focuses on the compensation of the Named Executive Officers (“NEOs”) as of December 31, 2019, who are listed below.

Name	Title
James M. Foote	President and Chief Executive Officer (“CEO”)
Kevin S. Boone(1)	Executive Vice President and Chief Financial Officer (“CFO”)
Jamie J. Boychuk(1)	Executive Vice President – Operations, CSX Transportation, Inc. (“CSXT”)
Nathan D. Goldman	Executive Vice President – Chief Legal Officer and Corporate Secretary (“CLO”)
Edmond L. Harris	Executive Vice President – CSX
Frank A. Lonegro(1)	Former Executive Vice President and CFO
(1)	Mr. Lonegro separated from his position effective May 28, 2019. Messrs. Boone and Boychuk were promoted to their positions effective October 2, 2019.

Executive Overview

CSX continued its transformative journey in 2019 by achieving record operating performance while leading the U.S. rail industry in safety (lowest personal injury rate), service and efficiency. The Company has positioned itself for the next phase of its transformation: leveraging its improved service product to drive volume and revenue growth above industry levels and accelerate the conversion of freight volumes from highway to rail.

Key Business Highlights for 2019

OPERATING INCOME	OPERATING RATIO	FULLY-DILUTED EPS	TOTAL SHAREHOLDER RETURN	CAPITAL RETURNED TO SHAREHOLDERS
$4.97B	58.4%	$4.17	18.0%	$4.1B

32       CSX Corporation 2020 Proxy Statement

Compensation Discussion and Analysis   |   Executive Overview

Driven by a commitment to be the best-run railroad in North America, CSX finished 2019 with the lowest operating ratio and the most consistent service. The Company’s record low operating ratio in 2019 was a result of intense focus on the Company’s five guiding principles as highlighted below. Improved network planning and operational execution contributed to increased fuel efficiency, greater network fluidity and fewer crew starts. These efficiencies enabled the Company to increase its free cash flow to support dividend payments to shareholders, stock repurchases and investment in the CSX rail infrastructure. The Company’s capital expenditures of approximately $1.65 billion for the year demonstrated a commitment to maintaining a safe, world-class rail network that is positioned for growth. This investment in infrastructure along with increased operating efficiencies and improved asset utilization have provided the Company with a substantial capacity reserve to accommodate increased volumes as economic conditions improve and highway-to-rail conversions increase.

The Company’s commitment to being America’s safest railroad resulted in industry-leading safety performance in 2019, with the lowest personal injury rate of all U.S. Class I railroads. For the year, the Company improved its personal injury rate by 15%, and its train accident rate by 41%. These results were achieved by an intense focus on key operating principles, leadership and consistent communication. The Company expanded its number of front-line supervisors, and developed and delivered training to both Operations and non-Operations leaders to help them understand their role in driving and supporting a culture of safety while achieving business results. This specialized training program provided front-line leaders with the opportunity to advance their leadership while focusing on our guiding principles, cultivating decision-making, driving change and promoting teamwork while ensuring continuous focus on safety. Leaders at all levels emphasized the importance of strict adherence to critical rules that prevent life-changing injuries. In addition, new technologies, such as unmanned aerial vehicles for surveying Company assets and autonomous track-testing equipment, also supported safety improvement.

Gains in operating performance continued throughout the year as the Company achieved record results for velocity, which improved 14% for the year to 20.5 miles per hour, and terminal dwell (the average time that cars spend in yards), which improved 9% for the year to 8.6 hours. Increased train speeds and reduced dwell resulted in faster, more reliable service for customers. CSX measures service performance by its ability to deliver customer-destined railcars and containers to the hour of their designated trip plans. CSX trip plan performance for the fourth quarter 2019 was 83% for carload freight and 96% for intermodal, improved from 67% and 73% in the same period in the prior year, respectively.

To further improve customer service, the Company realigned its Sales and Marketing organization in 2019 to better utilize resources, serve the supply chain needs of customers and provide greater transparency into CSX network performance. The Company also rolled-out new technology tools for customers, including a trip plan performance tool for both carload and intermodal customers that provides them with insight into the Company’s service across individual service lanes. In addition, the Company substantially completed a rationalization of its intermodal network, which resulted in discontinued service on short-haul regional routes while focusing on growth opportunities in longer-haul lanes. This activity impacted intermodal revenue in the short-term but created capacity that will support long-term growth.

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Compensation Discussion and Analysis   |   Executive Compensation Practices

Executive Compensation Practices

Objectives of CSX’s Executive Compensation Program

The primary objectives of the Company’s executive compensation programs are to:

●	Engage and reward executives for extraordinary results that will maximize shareholder value;
●	Reinforce a pay-for-performance culture with a significant portion of the NEO’s total compensation at risk; and
●	Implement short and long-term incentive compensation programs that have stretch targets that drive operational performance and financial results.

Alignment with Leading Governance Practices

The Committee has established executive compensation programs that incorporate leading governance principles. Highlighted below are executive compensation practices that drive performance and support strong corporate governance.

CSX Executive Compensation Practices Include:	CSX Executive Compensation Practices Do NOT Include / Allow:
Significant percentage of executive compensation that is performance-based
Performance measures that are highly correlated to shareholder value creation
Engagement of an independent compensation consultant to review compensation programs and provide an annual risk assessment
Significant share ownership requirements for Vice President-level executives and above and non-employee directors
Change of control agreements require a double-trigger (i.e., change of control plus termination) for severance purposes
Clawback policy applicable to all incentive compensation plans
Inclusion of multiple financial measures in short and long-term incentive compensation plans
Use of payout caps on short and long-term incentives
Re-pricing of underwater options without shareholder approval Excise tax gross ups Recycling of shares withheld for taxes Hedging or pledging of CSX common stock

Factors Considered in Determining Executive Compensation

The Committee annually evaluates competitive market data for the NEOs, including base salary and short and long-term incentives with that of similar positions at peer railroads and general industry companies that are part of the comparator group. For purposes of evaluating targeted compensation amounts for the NEOs, the Committee reviews market data at the 25th, 50th and 75th percentiles of the comparator group. The Committee considers the following factors, among others, in evaluating target compensation levels:

●	Contribution to the Company’s financial results;
●	Effectiveness in developing and implementing the Company’s business strategy to support operating and financial performance;
●	Performance compared to the specific goals, objectives and measures determined for CSX and for the individual executive at the beginning of the year;
●	Contribution in creating a culture that aligns with transformational business goals, as well as reinforcing focus on the Company’s guiding principles; and
●	The nature, scope and level of the executive’s responsibilities internally relative to other executives and externally based on the comparator group.

34       CSX Corporation 2020 Proxy Statement

Compensation Discussion and Analysis   |   Executive Compensation Practices

In keeping with past practices, the Committee developed a customized comparator group for 2019 comprised of 14 primarily U.S.-based companies and North American railroads (the “Comparator Group”) to help guide executive compensation decisions at CSX. The Committee annually assesses and approves the Comparator Group to ensure that it reflects market characteristics comparable to those of the Company, including revenue, assets, net income, market capitalization, number of employees, industry type and business complexity. In addition, the Committee reviews the degree of overlap with proxy advisory peer companies. As a result of its review, the Committee approved the Comparator Group for 2019.

2019 COMPARATOR GROUP

Market Capitalization as of December 31, 2019 (in millions)	Revenue as of Fiscal Year-end 2019 (in millions)

All Values as of December 31, 2019

Role of the Independent Compensation Consultant

Pursuant to its charter, the Committee has sole authority to select, retain and terminate any consultant used to assist the Committee in fulfilling its duties. The Committee has retained an independent compensation consultant, Meridian Compensation Partners, LLC (the “Consultant”), to provide objective analysis and to assist in the development and evaluation of the Company’s executive compensation programs. The Consultant reports directly to the Committee chair, and generally attends all meetings where the Committee evaluates the overall effectiveness of the executive compensation programs or where the Committee analyzes or approves executive compensation. The Consultant is paid on an hourly fee basis, with such hourly rates approved by the Committee annually.

The Committee reviews the performance and independence of the Consultant on an annual basis, at which time it decides whether to renew the Consultant’s annual engagement. Each year, the Committee considers all appropriate information relating to the independence of the Consultant and its professionals involved in the work performed for, and advice provided to, the Committee. In 2019, the Committee determined that: (i) the relationships and work of the Consultant and its professionals did not present any conflict of interest; and (ii) the Consultant and its professionals are independent for the purpose of providing advice to the Committee with respect to matters relating to the compensation of the executives and non-employee directors of the Company.

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Compensation Discussion and Analysis   |   Executive Compensation Practices

Consultant’s Role and Responsibilities
Analyzing competitive practices, financial information, stock price and other performance data in relation to the Company’s executive compensation philosophy
Reviewing compensation governance practices, including an annual risk assessment related to the Company’s compensation plans
Reviewing performance targets and assessing performance against targets for the Company’s short and long-term incentive plans
Assessing compensation plan design in the context of the Company’s business goals, shareholder value creation and employee engagement
Providing regular updates to the Committee with respect to current trends and developments in legislative and regulatory activity, compensation program design and governance
Assisting in the development of a comparator group of companies for compensation comparison purposes
Consulting with the Committee chair to plan and prioritize Committee agenda items

Compensation Risk Evaluation and Mitigation

The Committee believes appropriately structured compensation programs should take into consideration enterprise risks and discourage behavior that leads to inappropriate increases in the Company’s overall risk profile. Accordingly, the Committee and its Consultant regularly review the Company’s enterprise risks and executive compensation plan design to consider whether the plans motivate the appropriate behaviors and mitigate unnecessary or excessive risk-taking.

Each year, the Committee reviews a risk assessment prepared by management and the Consultant that focuses on the structure, key features and risk mitigating factors included in the Company’s executive compensation programs. This risk assessment:

●	Describes the process for establishing the Company’s executive compensation programs;
●	Reviews potential risks and mitigating factors related to the Company’s executive compensation programs;
●	Analyzes the relationship between the executive compensation programs and the Company’s enterprise risks identified through the Company’s business risk mitigation process; and
●	When appropriate, provides recommendations for potential enhancements to further mitigate compensation risks.

The risk assessment, which includes a summary of all executive compensation programs and participation, helps the Committee evaluate: (i) the nature of the risks inherent in the Company’s executive compensation programs; and (ii) whether the Company has designed and implemented appropriate risk management processes that foster a culture of risk-awareness.

In 2019, this assessment led to a conclusion by management, which was affirmed by the Consultant, that the executive compensation programs of the Company were appropriately designed to mitigate compensation risk. As a result, the Committee believes that any risks arising from its executive compensation policies and practices are not likely to have a material adverse effect on the Company.

36       CSX Corporation 2020 Proxy Statement

Compensation Discussion and Analysis   |   Elements of the Company’s 2019 Executive Compensation Programs

Executive Compensation Program Features that Serve to Mitigate Risk

Compensation is appropriately balanced between (i) fixed and variable compensation and (ii) short and long-term incentives
Significant weighting towards long-term incentive compensation discourages short-term risk-taking
Multiple long-term incentive compensation vehicles with overlapping vesting periods are used, including performance units and non-qualified stock options
Performance measures for short and long-term incentive awards reinforce the Company’s business goals
Clawback provisions in short and long-term incentive plans require repayment of awards in certain circumstances
Financial performance measures have a strong, relevant correlation to long-term shareholder value creation
Multiple financial performance measures in the short and long-term incentive plans provide a balanced approach
Short and long-term incentive awards include maximum payout caps on financial performance measures for NEOs
Internal controls over the measurement and calculation of performance measures protect data integrity
Share ownership guidelines reinforce alignment of executive and shareholder interests

Elements of the Company’s 2019 Executive Compensation Programs

As an organization focused on pay-for-performance, CSX provides competitive total compensation opportunities in line with similar Comparator Group companies. The Committee reviews the performance and accomplishments of each executive to ensure short-term incentive payouts that are consistent with the Company’s overall executive compensation program objectives.

The Committee makes its decisions concerning the specific compensation elements and total compensation paid or awarded to the Company’s NEOs within the framework described herein. The objective is to provide total compensation opportunities that are competitive with those offered by companies in the Comparator Group, with actual payment of incentive compensation dependent upon the achievement of both the Company and individual performance. The Committee bases its decisions on whether each award provides an appropriate incentive for individual performance that is consistent with the Company’s executive compensation objectives.

Pay Element	Form	Performance	Objective
Salary	Cash	Based on assessment of scope of responsibilities, individual performance, experience and long-term shareholder value creation	Recruit, engage and retain talented high-performing leaders
Short-Term Incentives	Cash	The Company’s performance measures for the cash awards are: ●Operating Income ●Operating Ratio ●Safety Individual performance is also considered for determining the final payout for the executive	Motivate and reward executives and eligible employees for driving performance within a one-year period
Long-Term Incentives	●Performance Units ●Non-qualified Stock Options	The performance measures for the performance units are: ●Operating Ratio ●Free Cash Flow Formulaic linear Relative Total Shareholder Return modifier of +/- 25% with 250% maximum	Motivate and reward executives to drive strategic initiatives that create shareholder value over a three-year period

The Company also provides retirement and other health and group benefits, non-qualified deferred compensation plans and limited perquisites. The NEOs generally participate in the same benefit programs as all eligible management employees.

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Compensation Discussion and Analysis   |   Elements of the Company’s 2019 Executive Compensation Programs

2019 Target Compensation Mix for the CEO and Other NEOs

The Company’s executive compensation philosophy requires that a substantial portion of total compensation be at-risk and consist of performance-based incentives that link to CSX’s financial and operating results. In addition, the Committee strives to strike an appropriate balance between short and long-term compensation. The mix between fixed and variable compensation and short and long-term compensation is designed to align the NEOs’ financial incentives with shareholder interests. In 2019, 90% of the CEO’s targeted Total Direct Compensation was performance-based and at-risk.

James M. Foote President and Chief Executive Officer Age 66 Tenure 2.5 years

Responsibilities

Mr. Foote has served as President and Chief Executive Officer since December 2017. He joined CSX in October 2017, as Executive Vice President and Chief Operating Officer, with responsibility for both operations and sales and marketing. Mr. Foote has more than 40 years of railroad industry experience. Most recently, he was President and Chief Executive Officer of Bright Rail Energy. Before heading Bright Rail, he was Executive Vice President, Sales and Marketing with Canadian National Railway Company. At Canadian National, Mr. Foote also served as Vice President – Investor Relations and Vice President Sales and Marketing – Merchandise.

2019 Accomplishments

●Led the Company to historical financial and operating performance including the Company’s first ever sub-60% (58.4% actual) operating ratio
●Improved personal injury safety performance to the best in the rail industry
●Drove year-over-year operating performance improvements that resulted in industry-leading customer service
●Developed, aligned and communicated key organizational messages and financial targets
2019 Target Compensation Base Salary: $1,250,000 Target Annual Bonus: $1,750,000 Target Long-Term Incentives: $10,000,000 Target Total Direct Compensation: $13,000,000

38       CSX Corporation 2020 Proxy Statement

Compensation Discussion and Analysis   |   Elements of the Company’s 2019 Executive Compensation Programs

Kevin S. Boone Executive Vice President and Chief Financial Officer Age 42 Tenure 2.6 years

Responsibilities

Mr. Boone has served as Executive Vice President and Chief Financial Officer since October 2019. In this role, he is responsible for all financial aspects of the Company’s business including financial and economic analysis, accounting, tax, treasury, real estate and purchasing activities. Mr. Boone has more than 18 years of experience in finance, accounting, mergers and acquisitions, and transportation performance analysis. He joined CSX in September 2017, as Vice President of Corporate Affairs and Chief Investor Relations Officer and was later named Vice President, Marketing and Strategy leading research and data analysis to advance growth strategies for CSX.

2019 Accomplishments

●Generated more than $200 million of incremental free cash flow through working capital initiatives and improved capital efficiency
●Exceeded annual free cash flow and operating targets despite macro driven revenue headwinds
●Developed and implemented new cost plan to mitigate impact of unfavorable freight volume environment
2019 Target Compensation Base Salary: $475,000 Target Annual Bonus: $427,000 Target Long-Term Incentives: $2,000,000 Target Total Direct Compensation: $2,902,000

Jamie J. Boychuk Executive Vice President – Operations Age 42 Tenure 2.7 years

Responsibilities

Mr. Boychuk has served as CSXT’s Executive Vice President – Operations since October 2019. In this role, he is responsible for mechanical, engineering, transportation and network operations. Since joining CSXT in 2017, he has held the positions of Senior Vice President of Network, Engineering, Mechanical and Intermodal Operations; Vice President of Scheduled Railroading; and Assistant Vice President of Transportation Support. Mr. Boychuk previously worked at Canadian National Railway, where he served for 20 years in various operational roles of increasing responsibility.

2019 Accomplishments

●Achieved industry-leading Federal Railroad Administration (“FRA”) personal injury rate • Drove record operating performance levels
●Reduced Train & Engine (“T&E”) employee crew starts contributing over $100 million in annual savings
●Achieved record levels of fuel, locomotive and T&E efficiencies
2019 Target Compensation Base Salary: $500,000 Target Annual Bonus: $450,000 Target Long-Term Incentives: $2,000,000 Target Total Direct Compensation: $2,950,000

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Compensation Discussion and Analysis   |   Elements of the Company’s 2019 Executive Compensation Programs

Edmond L. Harris Executive Vice President Age 70 Tenure 2.2 years

Responsibilities

Mr. Harris has served as Executive Vice President of CSXT since October 2019. In this role, he is responsible for safety, performance metrics, operational planning, and facilities. In 2018, he joined CSXT as Executive Vice President of Operations. Mr. Harris has more than 40 years of railroad industry experience. His previous experience also includes having served as Chief Operations Officer at Canadian Pacific. He also served as Executive Vice President of Operations at Canadian National.

2019 Accomplishments

●Enhanced safety compliance and achieved industry-leading FRA personal injury rate
●Optimized rail assets and resources enhancing overall Company productivity and cost savings
●Advanced preliminary labor bargaining and strategy development
●Delivered frontline supervisor training to accelerate decision-making, improve leadership skills and drive operating improvements and organizational change
2019 Target Compensation Base Salary: $600,000 Target Annual Bonus: $540,000 Target Long-Term Incentives: $2,000,000 Target Total Direct Compensation: $3,140,000

Nathan D. Goldman Executive Vice President – Chief Legal Officer and Corporate Secretary Age 62 Tenure 16 years

Responsibilities

Mr. Goldman has served as Executive Vice President, Chief Legal Officer and Corporate Secretary of CSX since November 2017. In this role, he directs the Company’s legal affairs, government relations, risk management, public safety, environmental, corporate communications and internal audit functions. During his 16 years with the Company, Mr. Goldman has previously served as Vice President of Risk Compliance and General Counsel and has overseen work in compliance, risk management and safety programs.

2019 Accomplishments

●Worked with governors and legislatures to secure over $220 million in state infrastructure grants
●Successfully secured a $125 million Infrastructure for Rebuilding America (INFRA) grant
●Managed critical litigation to successful conclusions
●Actively engaged on critical legislation impacting the Company’s competitive interests
●Secured listing on the Dow Jones Sustainability Index - North America for the ninth year in a row
2019 Target Compensation Base Salary: $500,000 Target Annual Bonus: $450,000 Target Long-Term Incentives: $2,000,000 Target Total Direct Compensation: $2,950,000

40       CSX Corporation 2020 Proxy Statement

Compensation Discussion and Analysis   |   2019 Base Salary

2019 Base Salary

The Committee determines a base salary for each executive centered on its assessment of the individual’s scope of responsibilities, performance, experience, and long-term shareholder value creation. The Committee also considers salary data for similar positions within the Comparator Group. Base salary may represent a larger or smaller percentage of total compensation if actual Company and individual performance under the short and long-term incentive plans discussed herein fall short of or exceed pre-established performance targets.

2019 Short-Term Incentive Compensation

The Company’s 2019 Management Incentive Compensation Plan (the “2019 MICP”) was designed to reward executives and eligible employees for driving Company performance over a one-year period. As discussed earlier in the CD&A, the Committee annually reviews the goals and measures used to drive business results and create value for shareholders. Each NEO has an incentive opportunity expressed as a percentage of base salary earned during the year (“Target Incentive Opportunity”). In 2019, the Target Incentive Opportunity level for Mr. Foote was increased to 140% to align with external peers. The Target Incentive Opportunity level for Messrs. Boone, Boychuk, Goldman, Harris and Lonegro remained unchanged at 90% of base salary.

2019 MICP Performance Measures

The 2019 performance measures reflect critical drivers of CSX’s business success:

Operating Income	Directly tied to Operating Ratio targets and gauges the general health of the core business - quantifying our profitability.

Operating Ratio

A key indicator of the Company’s efficiency.

Ensuring we are maximizing the value of our service product, as well as ensuring that our processes are safe and cost efficient are main themes of our guiding principles.

Safety

Added in 2019, FRA Personal Injury and Train Accident rates underscore the critical importance of intensifying our focus on injury and accident prevention.

The goal is to improve our prior year safety results — which requires greater focus on ensuring employees’ personal safety and the safety of fellow railroaders, and upholding our commitment to protect customers’ freight and the communities in which we operate.

Safety is a top priority for CSX, and at all times, our efforts must reflect our commitment to prevent injuries and accidents — and that includes mitigating risk of inappropriate behaviors such as incomplete or inaccurate reporting of all accidents, incidents, injuries and occupational hazards.

To determine the payout, the Committee assesses the Company’s performance against the performance goals for the year. These Company performance measures can result in a payment between 0% and 200% of the NEO’s Target Incentive Opportunity. In addition, individual performance allows for upward or downward payout adjustments based on individual goal performance as compared to the guiding principles. Threshold performance must be met to receive a payout and there is a 250% maximum payout cap for NEOs. As shown in the Summary Compensation Table, the actual 2019 payouts were paid in cash and reflect the Company’s financial performance and individual NEO performance.

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Compensation Discussion and Analysis   |   2019 Short-Term Incentive Compensation

2019 MICP Targets and Payout Percentages

The operating income target for 2019 was set at $4.955 billion and the operating ratio target was set at 60% (adjusted for actual average price of highway diesel fuel) based on the Company’s business plan. In addition, the 2019 MICP included safety improvement targets for FRA Personal Injuries and FRA Train Accidents. For 2019, the Company achieved slightly above-target operating income of $4.965 billion and an above-target operating ratio of 58.4%. In addition, FRA Personal Injuries and FRA Train Accidents also were better than target at 0.88 and 2.14, respectively. As such, the Company’s operating income, operating ratio and safety goal performance for 2019 resulted in a payout of 158% of target incentive opportunities.

The 2019 MICP allowed a formulaic adjustment to the operating ratio performance goal by a pre-determined amount if the average cost of highway diesel fuel was outside the range of $2.85 to $3.35 per gallon. This adjustment is designed to account for the potential impact that volatile fuel prices have on expenses and operating ratio. Because the 2019 average price per gallon was $3.06 for highway diesel fuel, which was inside the pre-determined range, there was no adjustment to the operating ratio goal.

The Committee believes that the short-term measures are directly aligned with the Company’s strategic short-term goals, directly impacted by executive leadership actions, support our long-term strategy, help deliver shareholder value and ensure retention of critical talent. The Committee believes that sustained improvements in operating efficiencies and the focus on growth will continue to play a critical role in the continued creation of shareholder value.

Similar to how management evaluates the performance of all eligible employees, the Committee annually assesses the individual performance of each NEO and determines payout amounts, which were capped at the maximum Company payout of 250% of target for 2019, based on individual performance. Based on the 2019 accomplishments for each NEO as described above, the Committee approved a 197.5% annual incentive payout for Messrs. Foote, Boone and Boychuk and a 158% payout for Messrs. Harris, Goldman and Lonegro. These payouts are reflected in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table.

The 2020 MICP design continues to emphasize safety, operating income and operating ratio with an increased weighting of operating income to focus on sustainable growth. Payout opportunities on Company measures and maximum payout opportunities based on individual performance remain the same.

42       CSX Corporation 2020 Proxy Statement

Compensation Discussion and Analysis   |   Long-Term Incentive Compensation

Long-Term Incentive Compensation

The Company’s long-term incentive compensation program is intended to:

●	Engage and reward employees for extraordinary results that will maximize shareholder value;
●	Reinforce a pay-for-performance culture with a significant portion of total compensation at risk; and
●	Align NEO interests with those of shareholders with a focus on generating sustainable performance over a multi-year period.

These goals are accomplished by providing equity-based incentives focused on financial performance measures that: (i) have a historically high correlation to shareholder returns; (ii) are within management’s direct control; and (iii) encourage long-term commitment to delivering shareholder value. Long-term incentives have been granted under the shareholder-approved 2010 CSX Stock and Incentive Award Plan (the “2010 Stock Plan”) and 2019 Stock and Incentive Award Plan (the “2019 Stock Plan” and together with the 2010 Stock Plan, the “Stock Plans”).

The Stock Plans allow for different types of equity-based awards and provide flexibility in compensation design to attract, retain and engage high-performing NEOs. The Committee determines the mix of equity vehicles annually to ensure alignment with market practice, motivate appropriate long-term results-driven behaviors, and align Company and NEO performance to shareholder interests and maximize value creation. The mix has included performance units and non-qualified stock options to align the NEOs’ interests with those of shareholders, and achieve key performance goals and absolute stock price appreciation.

Elements of Long-Term Incentive Compensation

The Long-Term Incentive Plan (“LTIP”) provides a significant portion of the NEOs’ compensation. Each year, a market competitive long-term incentive target grant value is identified for each eligible position and converted into the appropriate number of performance units and non-qualified stock options based on the average closing value of CSX common stock for the full three-month period prior to the grant or the Black-Scholes value for that same period, as applicable. The grants associated with each three-year cycle are reviewed and approved by the Committee each year for the NEOs and other eligible participants. These grants are made and the performance targets set following the annual Board review of the Company’s business plan for the applicable upcoming three-year period.

Each three-year LTIP cycle is comprised of performance units and non-qualified stock options awards designed to drive long-term future value and growth through the achievement of Company metrics and increased stock prices. Since the three-year performance cycles run concurrently, the Company may have up to three active cycles during a given year. For example, the 2017-2019 performance cycle closed on December 31, 2019, and was paid out in January 2020. The 2018-2020, 2019-2021 and 2020-2022 cycles remain in progress, which ensures that our employees remain focused on long-term sustainable performance.

Performance Units. Performance units are granted at the beginning of the applicable performance period in accordance with the LTIP, as described below. Awards are paid in the form of CSX common stock at the end of the performance period assuming the attainment of Company performance goals. Performance units are subject to forfeiture if a participant’s employment terminates before the end of the performance cycle for any reason other than death, disability, retirement or other limited circumstances, as approved by the Committee. In such instances, participants, other than Messrs. Foote and Harris, receive a pro-rata portion of their award based on the number of months completed in the LTIP cycle. The employment agreements for Messrs. Foote and Harris provide that, in connection with their retirement, their full awards will continue to vest through the end of any outstanding LTIP cycles.

Performance unit payouts for each LTIP cycle, if any, do not occur until approved by the Committee in January of the year following the last year of the three-year performance cycle. These payouts can vary from the target grants in terms of both the number of shares paid out due to financial performance and the market value of CSX common stock at the time of payout. Based on actual performance, as discussed below, the performance unit payouts for the NEOs at the end of the performance cycle can range from 0% to 200% or 0% to 250% of the target grants depending on the cycle, and can be of lesser or greater value than the original grant value based on the price of CSX common stock.

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Compensation Discussion and Analysis   |   Long-Term Incentive Compensation

Non-qualified Stock Options. Non-qualified stock options require stock price appreciation to provide any value to the NEOs. As a result, they reinforce leadership’s focus on the importance of value creation for shareholders. Non-qualified stock options provide participants with the right to buy CSX stock at an agreed-upon price within 10 years of the date of grant. The exercise price of the non-qualified stock options is established as the closing stock price on the date of grant. The Stock Plans prohibit the repricing of outstanding non-qualified stock options without the approval of shareholders. For outstanding LTIP cycles, non-qualified stock options are subject to forfeiture if a participant’s employment terminates before the end of the vesting period for any reason other than death, disability, retirement or other limited circumstances, as approved by the Committee. In such instances, participants receive a pro-rata portion of the award based on the number of months completed in the cycle. The employment agreements for Messrs. Foote and Harris provide that, in connection with their retirement, their full awards will continue to vest in accordance with their terms.

Performance Measures for the 2017-2019 LTIP

The 2017-2019 LTIP used cumulative operating ratio and modified return on assets (“ROA”) on an equally weighted basis to measure the Company’s performance. These measures were selected prior to the implementation of the new operating model.

Operating ratio has a historically high correlation to the Company’s stock price and serves as a key financial performance measure for CSX and the railroad industry. As such, the use of operating ratio has strengthened participants’ understanding of how they can impact Company performance and drive operating efficiency. Long-term improvements in operating ratio have increased operating income and earnings, and created value for shareholders. Modified ROA was chosen as a performance measure to drive efficient asset utilization. Operating ratio and modified ROA were each weighted 50% of the total payout opportunity and were measured independently of the other.

Operating Ratio (OR)	=	Operating Expenses
Operating Revenues

Modified Return on Assets (ROA)	=	Tax-Adjusted Operating Income
Net Property

The threshold, target and maximum payouts for each measure are 10%, 50% and 100%, respectively, generating a total target payout of 100% and a maximum possible payout of 200% for the 2017-2019 LTIP. The 2017-2019 LTIP measured cumulative operating ratio and average modified ROA over a 12-quarter period from January 2017 through December 2019.

In addition to operating ratio and modified ROA, the Committee maintained downward discretion on the payouts for NEOs who received this grant (Messrs. Goldman and Lonegro) based on relative total shareholder return (“Relative TSR”). If the Company’s 2017-2019 Relative TSR was in the bottom quartile of any of three different performance comparison groups (S&P 500, Transportation Industry and 6 Class I U.S. and Canadian railroads) for the 12-quarter period, the Committee had discretion to reduce the payout by up to 30%.

The Committee recognizes that operating ratio is a measure in the short and long-term plans, but believes inclusion in both plans reflects the criticality of the alignment between operating ratio and the focus on operating efficiency. The Committee does not believe this overlap will create inappropriate risk-taking since the measurement periods are different (one vs. three years), and operational measures and reviews are in place to monitor risk. The Committee annually reviews the measures used for each long-term incentive cycle, and makes changes as appropriate.

44       CSX Corporation 2020 Proxy Statement

Compensation Discussion and Analysis   |   Long-Term Incentive Compensation

Financial Goals for the 2017-2019 LTIP

The LTIP targets for the 2017-2019 LTIP were set to incentivize long-term shareholder value creation. The goals were set in February 2017 based on the three-year business plan at the time of the adoption and preceded leadership changes and the Company’s business transformation. Based on these assumptions, the targets under the 2017-2019 LTIP were as follows:

Cumulative Operating Ratio (100% maximum payout)			Modified Return on Assets (100% maximum payout)
Threshold (10% payout)	Target (50% payout)	Maximum (100% payout)	Threshold (10% payout)	Target (50% payout)	Maximum (100% payout)

At the time the 2017-2019 LTIP was approved by the Committee, a provision was made for the adjustment of the operating ratio performance goals by a pre-determined amount if the average cost of highway diesel fuel was outside the range of $2.47 - $2.97 per gallon. This potential adjustment is designed to mitigate the impact volatile fuel prices have on expenses and operating ratio. Based on an average price per gallon of highway diesel fuel of $2.96 during the 2017-2019 LTIP, no operating ratio goal adjustment was made.

Beginning in 2017, the Company’s operating model was substantially changed, which shifted focus to improved efficiencies and cost reduction. These changes had an overwhelmingly positive impact on operating performance, earnings, and shareholder value creation.

HISTORICAL OPERATING RATIO AND OPERATING INCOME

Payout for the 2017-2019 LTIP Performance Units

Based on a cumulative operating ratio of 61.3% and an average modified ROA of 8.95% for the cycle, the payout for the performance units, which comprised 50% of 2017-2019 LTIP, was 200%. The Company’s Relative TSR performance against the S&P 500, S&P 500 Transportation Industry and peer railroads was in the top quartile of all three comparison groups for the cycle, so the Committee determined that there was no basis for a downward adjustment and did not exercise its downward discretion in this regard. Messrs. Foote, Boone, Boychuk and Harris did not receive a payout under the 2017-2019 LTIP since they were not employed with the Company at the time the cycle and awards were approved and granted by the Committee.

Performance Measures for the Outstanding LTIPs

In determining the performance measures for each cycle, the Committee: (i) considers information on various return-based measures; and (ii) actively monitors the effectiveness of existing measures in driving the Company’s strategic business objectives and delivering shareholder returns. The 2018-2020 and 2019-2021 LTIPs use operating ratio and free cash flow on an equally weighted basis to measure the Company’s performance. The 2020-2022 LTIP uses operating income and free cash flow on an equally weighted basis.

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Compensation Discussion and Analysis   |   Employment Agreements

All three outstanding LTIPs are comprised of performance units and non-qualified stock options for the NEOs. For the 2018-2020 and 2019–2021 LTIPs, the LTIP mix was achieved by determining a market competitive LTIP grant value and allocating 60% of the value to performance units, and 40% to non-qualified stock options to continue to drive shareholder value in a pay-for-performance culture. For the 2020-2022 LTIP, the allocation was 50% performance units and 50% non-qualified stock options to further align our NEO’s long-term incentives directly to shareholder value creation and drive our pay-for-performance culture. The performance units for these three LTIP cycles have a formulaic linear upward or downward Relative TSR modifier of up to 25%, which applies only to the NEOs. This modifier is designed to appropriately align NEO payouts with share price performance relative to a transportation-related peer group.

Clawback Provision

Payouts made under the MICP and LTIPs may be subject to recovery or clawback. Under such clawback provisions, an employee who has received a payout will be required to promptly return the monies (or any portion of the monies requested by the Company) in each of the following circumstances: (i) if it is determined that the employee engaged in misconduct, including but not limited to, dishonesty, fraud (including reporting inaccurate financial information), theft, or other serious misconduct as determined by the Company, (ii) if the Company is required to file an accounting restatement due to the Company’s material noncompliance with any financial reporting requirements under the federal securities laws, or (iii) if the payout is otherwise required to be recovered by law or court order (i.e. garnishment).

Employment Agreements

Mr. Foote entered into an employment agreement upon his hiring as Executive Vice President and Chief Operating Officer in October 2017, which was superseded by an employment letter agreement entered into upon his promotion to President and CEO in December 2017. This agreement incorporated certain provisions from his prior agreement relating to: (i) severance benefits; (ii) vesting of long-term incentive awards after retirement; and (iii) employment benefits following a change of control.

Mr. Harris received an employment letter agreement upon his hiring as Executive Vice President-Operations in January 2018. This agreement was updated to reflect the changes in his title and responsibilities in October 2019, and to remove certain severance protections included in his prior agreement.

No other NEOs have individual employment agreements. All individual employment agreements have been filed and can be reviewed on the U.S. Securities and Exchange Commission website at www.sec.gov.

Non-Compete and Non-Solicitation Agreements

Vice presidents and above, including the President and CEO and executive vice presidents, as well as certain other key employees, are required to enter into formal non-compete and non-solicitation agreements with the Company as a condition for participation in each LTIP cycle. The non-compete agreement precludes an executive from working for a competitor of the Company. The non-compete conditions extend for a period of 18 months following separation from employment. The non-solicitation provisions generally prohibit executives from soliciting CSX customers or soliciting, hiring or recruiting CSX employees for any business that competes with CSX for a period of 18 months after separation.

Severance Agreements

Mr. Foote is eligible for the following severance benefits under his employment letter agreement with the Company dated December 22, 2017:

●	Pro-rata vesting of his unvested equity awards, per the original vesting schedules, with any performance-based awards remaining subject to satisfaction of pre-established performance goals;
●	Pro-rata vesting of his MICP award; and
●	Lump sum cash payment equal to two times his base salary plus two times his target MICP.

As of December 31, 2019, Messrs. Boone, Boychuk, Goldman and Harris were eligible for benefits under the Company’s general severance policy available to all management employees. Under the general severance policy, the NEOs are eligible to receive: (i) up to one year’s salary for 20 or more years of service; (ii) continuation of medical and dental coverage for up to one year if periodic separation payments are selected; (iii) financial planning for up to one year; and (iv) proration of certain outstanding incentive awards.

46       CSX Corporation 2020 Proxy Statement

Compensation Discussion and Analysis   |   Benefits

Notwithstanding the foregoing, if an NEO is entitled to severance benefits under his respective Change-of-Control Agreement, he shall not be entitled to the severance benefits outlined above. Severance amounts that would have been payable had the NEOs terminated employment with the Company as of December 31, 2019 are described herein.

Change-of-Control Agreements

The Company provides “double-trigger” change-of-control benefits pursuant to agreements that are designed to ensure management objectivity as it makes strategic business decisions. The Company’s policy for severance benefits upon a change-of-control: (i) requires a “double-trigger” (i.e., payments are conditioned upon a change-of-control as well as separation from employment) to receive severance; (ii) prohibits Company reimbursement for the payment of excise taxes; (iii) defines “bonus” as the current “target” amount; and (iv) requires a contract term not to exceed three years. The policy also provides that the payment of severance benefits, without shareholder approval, is limited to 2.99 times base salary plus bonus for NEOs.

All NEOs are subject to the terms of the change-of-control agreements described above and as further detailed under the section entitled “Post-Termination and Change-of-Control Payments.”

Benefits

Retirement Programs

CSX’s retirement programs currently consist of two components: a defined contribution 401(k) plan and a now closed defined benefit pension plan. The retirement programs described below are provided to the NEOs under the following plans:

●	The CSX Corporation 401(k) Plan (“CSXtra Plan”);
●	CSX Pension Plan (the “Pension Plan”); and
●	Special Retirement Plan for CSX Corporation and Affiliated Corporations (the “Special Retirement Plan”).

CSXtra Plan

The NEOs may contribute to the CSXtra Plan, a defined contribution 401(k) plan. Participants may contribute on a pre-tax and after-tax basis and receive Company matching contributions. The Company’s matching contribution is equal to 100% on the employee’s first 1% contribution, and 50% on the employee’s additional contributions up to 6% of base salary, for a Company match up to 3.5%. Participants may invest contributions in various investment funds.

Qualified CSX Pension Plan

The Pension Plan, which has been closed to new employees as of January 1, 2020, is qualified under the Internal Revenue Code (the “Code”) and covers the NEOs and all of CSX’s non-union employees. In general, pension benefits accrue in two different ways: (i) for employees externally hired or promoted from CSX union positions on or after January 1, 2003, benefits accrue based on a “cash balance” formula; and (ii) for employees externally hired or promoted from CSX union positions before January 1, 2003, benefits accrue based on a “final average pay” formula. All NEOs participate in the “cash balance” formula except Mr. Lonegro, who is the only NEO under the “final average pay” formula. Further information on the Pension Plan can be found in the discussion following the Pension Benefits Table.

Cash Balance Formula (for employees hired on or after January 1, 2003 through December 31, 2019)

Non-union employees who become eligible to participate in the Pension Plan on or after January 1, 2003 through December 31, 2019, earn pension benefits under the cash balance formula. These benefits are expressed in the form of a hypothetical account balance. For each month of service, the participant’s account is credited with a percentage of the participant’s pay for that month. The percentage of pay credited is determined based on the participant’s age and years of service. Messrs. Foote, Boone, Boychuk, Goldman, and Harris are covered under the Cash Balance Formula as described below.

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Compensation Discussion and Analysis   |   Benefits

The hypothetical account earns interest credits on a monthly basis based on the annual 10-year Treasury bond rate and the participant’s account balance as of the end of the prior month. The average annual interest crediting rate used for 2019 was 3.13%. The resulting benefit is subject to a cap imposed under Section 415 of the Code (the “415 Limit”). The 415 Limit for 2019 was $225,000 (for a life annuity at age 65) and is subject to adjustment for future cost of living changes. Further, under the Code, the maximum amount of pay that may be taken into account for any year is limited. This limit (the “Compensation Limit”) is $280,000 for 2019 and is also subject to adjustment for future cost of living changes.

●	Vesting — Benefits under this formula vest upon the earlier of the completion of three years of service or attainment of age 65.
●	Form of Payment of Benefits — Benefits under this formula may be paid upon termination of employment or retirement as a lump sum or in various annuity forms. The valuation method and actuarial factors used to determine the present value of accumulated benefits shown in the table are described in the 2019 Annual Report.

Special Retirement Plan of CSX and Affiliated Corporations

The Special Retirement Plan is a non-qualified plan that covers CSX employees, including the NEOs, who were hired before January 1, 2020 and is now closed to new employees. The Special Retirement Plan provides for the payment of benefits that would otherwise not be available under the Pension Plan due to the 415 Limit and the Compensation Limit, both described above. The purpose of the Special Retirement Plan is to assist CSX in retaining key executives by allowing the Company to offer competitive pension benefits.

Under the Special Retirement Plan, participants receive non-qualified pension benefits on base salary and short-term incentive compensation that exceed the $280,000 compensation limit under the Code and the $225,000 benefit cap under Section 415 of the Code. These benefits are calculated using the applicable pension formula, which is the Cash Balance Formula for all NEOs, other than Mr. Lonegro whose benefit is calculated under the Final Average Pay Formula as described in the footnote to the 2019 Pension Benefits Table, in each case without regard to the 415 Limit or the Compensation Limit.

Non-qualified pension benefits can be paid in the same form as under the Pension Plan. Pension benefits under the Special Retirement Plan are subject to: (i) suspension and possible forfeiture if a retired executive competes with the Company or engages in acts detrimental to the Company; or (ii) forfeiture if an executive is terminated for engaging in acts detrimental to the Company.

The valuation method and actuarial factors used to determine the present value of accumulated benefits shown in the 2019 Pension Benefits Table for the Special Retirement Plan are described in the 2019 Annual Report.

Health and Group Benefits

CSX provides the same health and group benefits to the NEOs as those available to all non-union employees. The Company also provides basic life insurance and accidental death and dismemberment insurance coverage to all management employees, each of which is equal to two times their respective annual salaries, up to $1 million. The Company also provides NEOs, on the same basis as other management employees, salary continuance in the event of short-term or long-term disability, travel accident insurance and vacation based on length of service.

CSX sponsors a post-retirement medical plan for management employees hired or promoted from a union position prior to January 1, 2003. The Company stopped providing post-retirement medical benefits for all management employees, including executive-level employees, hired or promoted from a union position on or after that date.

Executive Deferred Compensation Plan

CSX offers a voluntary, non-qualified Executive Deferred Compensation Plan (“EDCP”) for the benefit of its executives and other eligible employees. Under the EDCP, the NEOs may defer compensation in excess of qualified plan limits until retirement or another specified date or event.

For those with base salary above the qualified plan limits, they may defer compensation to allow them to receive the full Company matching contribution of up to 3.5% of base salary not otherwise available to them under the CSXtra Plan.

Under the EDCP, NEOs are entitled to voluntarily elect to defer up to: (i) 75% of base pay; (ii) 100% of awards payable in cash under CSX’s short-term incentive plans; and (iii) 100% of performance units payable under the Company’s LTIP in the form of stock. NEOs also are entitled to receive matching contributions that would have been received under CSX’s 401(k) plan assuming that: (i) certain compensation limits prescribed by the Code did not apply; and (ii) contributions made under the EDCP were instead made under CSX’s 401(k) plan.

48       CSX Corporation 2020 Proxy Statement

Compensation Discussion and Analysis   |   Stock Ownership Guidelines

In accordance with a participant’s individual elections, deferred amounts, other than stock awards, are treated as if they were invested among the investment funds available under the qualified 401(k) plan. Participants may elect to change the investment of deferred amounts, other than deferred stock awards.

EDCP participants may elect to receive payment of their deferred amounts, including earnings, upon separation from service, the attainment of a specified date or upon a change-of-control. Participants may elect to receive payment in the form of a lump sum or in semi-annual installments over a period of up to 20 years.

A participant may apply for accelerated payment of deferred amounts in the event of certain hardships and unforeseeable emergencies. A participant also may elect to receive accelerated distribution of amounts deferred before January 1, 2005 (and earnings thereon) other than for hardship or an unforeseeable emergency, but the participant is required to forfeit a percentage of the amount to be distributed. Under the EDCP, cash deferrals are distributed in the form of cash and deferred stock awards are paid in the form of CSX common stock.

Employee Stock Purchase Plan

The CSX Employee Stock Purchase Plan (“ESPP”) provides eligible employees the right to purchase shares of CSX common stock in accordance with the terms of the ESPP. All employees who have been employed by the Company at least 30 days prior to the beginning of the enrollment period are eligible to participate in the ESPP.

Under the ESPP, employees may purchase shares at the lesser of: (i) 85% of the fair market value of a share of CSX common stock on the first day of an offering; or (ii) 85% of the fair market value of a share of CSX common stock on the last day of an offering. There are two offering periods each year. The ESPP limits the number of shares of CSX common stock that an employee may purchase in a calendar year to a number of shares that have a fair value (as of the applicable grant date) equal to $25,000.

Other Benefits

The perquisites provided to NEOs in 2019 included: (i) financial planning services of $12,000; (ii) excess liability insurance; and (iii) an annual health and well-being examination. These perquisites were valued at approximately $15,000 for each NEO.

Additionally, pursuant to Company policy, Mr. Foote, as CEO, is required to travel by Company aircraft at all times for security purposes and to ensure efficient use of his time. Other senior-level executives have access to the Company aircraft and may use it on a limited basis for personal reasons. The amounts related to the NEO’s use of the Company aircraft are disclosed in the Summary Compensation Table.

Stock Ownership Guidelines

CSX believes that, in order to align the interests of management with those of its shareholders, it is important that NEOs and other senior leaders hold a significant ownership position in CSX common stock relative to their base salary. To achieve this linkage, CSX has established the following formal stock ownership guidelines. Each of the individuals covered by these guidelines must retain 100% of their net shares issued until the guidelines are achieved and have five years in which to do so. The types of equity that apply towards these ownership guidelines are vested and unvested restricted stock units, vested performance units, and any other CSX common stock owned.

Position	Minimum Value
Chief Executive Officer	6 times base salary
Executive Vice Presidents	4 times base salary
Senior Vice Presidents	3 times base salary
Vice Presidents	1 times base salary

Policy Against Hedging / Pledging of CSX Stock

CSX’s insider trading policy prohibits officers and directors from entering into transactions to hedge their ownership positions in CSX securities. In addition, the policy prohibits officers and directors from pledging CSX securities.

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Compensation Discussion and Analysis   |   2019 Summary Compensation Table

2019 Summary Compensation Table

The Summary Compensation Table presents the amount and type of compensation for the NEOs in 2019.

Name	Year	Salary	Bonus(3)	Stock Awards(4)	Option Awards(5)	Non-Equity Incentive Plan Compensation(6)	Change in Pension Value and Non-qualified Deferred Compensation Earnings(7)	All Other Compensation(8)	Total
James M. Foote	2019	$1,250,000	—	$6,096,711	$3,993,136	$3,425,391	$534,271	$228,024	$15,527,533
President and Chief	2018	$1,220,833		$5,310,204	$3,524,190	$3,052,083	$441,428	$221,863	$13,770,601
Executive Officer	2017	$149,919	$400,000	$1,027,812	$1,045,626	—	$8,849	$15,355	$2,647,561
Kevin S. Boone(1)	2019	$399,928	—	$961,288	$1,481,381	$599,756	$78,450	$27,956	$3,548,759
Executive Vice President	2018
and Chief Financial Officer	2017
Frank A. Lonegro(2)	2019	$218,542	—	$203,249	$110,930	$310,766	$2,998,688	$1,571,746	$5,413,921
Former Executive Vice	2018	$500,000	—	$1,180,057	$783,158	$900,000	$357,103	$20,741	$3,741,059
President and Chief	2017	$500,000	—	$1,950,165	$743,772	$715,500	$869,559	$34,684	$4,813,680
Financial Officer
Nathan D. Goldman	2019	$500,000	—	$1,219,356	$2,001,314	$711,000	$172,086	$33,600	$4,637,356
Executive Vice President	2018	$500,000	—	$1,180,057	$783,158	$900,000	$182,544	$36,523	$3,582,282
– Chief Legal Officer and	2017
Corporate Secretary
Jamie J. Boychuk(1)	2019	$392,696	—	$966,788	$1,686,335	$645,054	$81,938	$23,885	$3,796,696
Executive Vice President –	2018
Operations, CSXT	2017
Edmond L. Harris	2019	$600,000	—	$1,219,356	$798,634	$853,200	$163,735	$73,237	$3,708,162
Executive Vice	2018	$589,130	$250,000	$2,824,310	$1,455,954	$1,060,435	$179,196	$154,621	$6,513,646
President – CSX	2017
(1)	Messrs. Boone and Boychuk were promoted to their positions effective October 2, 2019.
(2)

Mr. Lonegro separated from his position effective May 28, 2019. On June 4, 2019, the Company entered into a separation agreement with Mr. Lonegro. The separation agreement provides that Mr. Lonegro will receive benefits, consisting of: (i) a lump sum cash payment equal to twenty-four months of his base salary and twelve months of target level incentive opportunity; (ii) pro-rata vesting of his unvested equity awards, with any performance-based awards remaining subject to satisfaction of pre-established performance goals; and (iii) pension service for the 24-month period corresponding to the period of salary provided, plus the ability to take an unreduced pension three years early. These pension benefits are consistent with the benefits provided under the Company’s senior officer severance plan. The Company allowed this plan to expire in February 2019, but extended the benefits of the plan to Mr. Lonegro given the timing of the transition of his role to allow for optimal execution of the Company’s gradual management changeover, which was concluded with the transition of Mr. Lonegro’s role.

(3)	Bonus – The amounts included in this column represent the cash sign-on bonuses in 2018 for Mr. Harris and in 2017 for Mr. Foote.
(4)

Stock Awards – Amounts disclosed in this column are related to LTIP performance units, RSUs and restricted stock granted in 2017, 2018 and 2019, and reflect the aggregate grant date fair value of such stock awards computed in accordance with FASB ASC Topic 718. For performance units, the grant date fair value is based on the probable outcome of performance conditions at the time of grant. For more information and assumptions used in valuing these awards, see Note 4, Stock Plans and Share-Based Compensation in the Notes to the Consolidated Financial Statements in the 2019 Annual Report, which was filed with the SEC on February 12, 2020. If the highest level of performance under each LTIP cycle is achieved, the maximum grant date fair value of the performance units (which does not include stock options, RSUs or restricted stock) for each NEO by year of grant would be: 2019: Mr. Foote - $12,193,421, Mr. Boone - $1,922,577, Mr. Lonegro - $406,497, Mr. Boychuk - $1,933,577, Messrs. Harris and Goldman - $2,438,711; 2018: Mr. Foote - $10,620,408, Messrs. Harris and Goldman - $2,360,115, Mr. Lonegro - $1,180,057, Mr. Boone - $209,898, Mr. Boychuk - $272,705; 2017: Mr. Foote’s sign-on equity grant - $2,055,624, Mr. Lonegro - $2,166,807, Mr. Goldman $260,048.

(5)

Option Awards – The values included in this column represent the aggregate grant date fair value of non-qualified stock options granted to each NEO computed in accordance with FASB ASC Topic 718. For more information and assumptions used in valuing these awards, see Note 4, Stock Plans and Share-Based Compensation in the Notes to the Consolidated Financial Statements in the 2019 Annual Report, which was filed with the SEC on February 12, 2020.

(6)

Non-Equity Incentive Plan Compensation – The 2019 short-term incentive compensation (MICP) was paid on February 21, 2020 based on a 158% Company payout of the 2019 MICP with some payouts modified for individual performance as approved by the Committee.

(7)

Change in Pension Value and Non-qualified Deferred Compensation Earnings – The values in this column reflect aggregate changes in the actuarial present value of pension benefits. The changes in values result from increases in each individual’s years of service, pay and, revised mortality assumptions, as well as from a decrease in the pension discount rate from 4.24% to 3.13%. CSX measured its pension values as of December 31, 2019.

(8)

All Other Compensation – The values in this column include amounts for personal usage of Company aircraft, financial planning/tax preparation services, executive physical, annual health savings account contribution associated with participation in the medical plan, excess liability insurance and the Company’s match under the 401(k) and non-qualified deferred compensation plans. For Mr. Foote, this column includes, along with the items discussed above, $169,520 for Company-mandated aircraft usage, as described in the CD&A, and a $33,819 non-qualified deferred contribution Company match. For Mr. Lonegro, this column includes, along with the items discussed above, a payment of $1,522,500 under his separation agreement as outlined in footnote (2), and an accrued vacation payment of $20,192.

50       CSX Corporation 2020 Proxy Statement

Compensation Discussion and Analysis   |   2019 Grants of Plan-Based Awards Table

2019 Grants of Plan-Based Awards Table

In 2019, the NEOs received grants of the plan-based awards as shown in the table below.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Awards (# units)(2)			All Other Stock Awards (units)(3)	All Other Option Awards (#)(4)	Exercise Price of Option Awards ($)	Grant Date Fair Value of Stock and Option Awards ($)(5)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (units)	Target (units)	Maximum (units)
James M. Foote	Feb. 6, 2019				8,954	89,539	179,078				$6,096,711
	Feb. 6, 2019								228,833	$68.09	$3,993,136
		$43,359	$1,734,375	$3,468,750
Kevin S. Boone	Feb. 6, 2019				167	1,671	3,342	501			$961,288
	Feb. 6, 2019								4,485	$68.09	$78,263
	Nov. 1, 2019				1,173	11,727	23,454				—
	Dec. 4, 2019								82,169	$70.45	$1,403,118
		$7,592	$303,674	$607,348
Frank A.	Feb. 6, 2019				299	2,985	5,970				$203,249
Lonegro	Feb. 6, 2019								6,357	$68.09	$110,930
		$4,917	$196,688	$393,375
Nathan D.	Feb. 6, 2019				1,791	17,908	35,816				$1,219,356
Goldman	Feb. 6, 2019								45,767	$68.09	$798,634
	Dec. 4, 2019								70,431	$70.45	$1,202,680
		$11,250	$450,000	$900,000
Jamie J.	Feb. 6, 2019				202	2,015	4,030	604			$966,788
Boychuk	Feb. 6, 2019								5,406	$68.09	$94,335
	Apr. 17, 2019								80,000	$78.94	$1,592,000
	Nov. 1, 2019				1,148	11,479	22,958				—
		$8,165	$326,609	$653,219
Edmond L.	Feb. 6, 2019				1,791	17,908	35,816				$1,219,356
Harris	Feb. 6, 2019								45,767	$68.09	$798,634
		$13,500	$540,000	$1,080,000
(1)

Estimated Possible Payouts Under Non-Equity Incentive Plan Awards – The amounts in these columns reflect what the payments could have been for 2019 under the MICP using the Target Incentive Opportunities for each NEO. The values reflect a threshold payout of 10%, a target payout of 100% and a maximum payout of 200% if the Company performance measures payout at these levels.

(2)

Estimated Future Payout Under Equity Incentive Plan Programs – The values in these columns reflect the potential payout in shares under the 2019-2021 LTIP cycle based on pre-established financial performance goals. The Company’s performance will determine a payout of shares that can range from 0% to 200% of the LTIP performance unit grants. The values reflect payouts of 10% at threshold, 100% at target and 200% at maximum. The 10% threshold assumes that only one financial performance measure met the threshold performance level. If both financial performance measures reach threshold performance level, the resulting payout would be 20%. Messrs. Boone and Boychuk became executive officers of CSX in October 2019. Their annual equity grants, made in February, reflected CSX practices for non-officer executives. In recognition of their promotions and becoming executive officers of CSX, each received supplemental equity grants of performance stock units later in the year.

(3)

All Other Stock Awards – The value in this column reflects the number of RSUs granted in 2019. Messrs. Boone and Boychuk became executive officers of CSX in October 2019. Their annual equity grants, made in February, reflected CSX practices for non-officer executives.

(4)

All Other Option Awards – The value provided for Mr. Boychuk with respect to the non-qualified stock options granted to him on April 17, 2019, represents the number of non-qualified stock options granted as part of a retention award, which vest and become exercisable on April 17, 2022. The options granted to Mr. Boychuk on April 17, 2019, were granted with an exercise price equal to the closing price on the date of grant of $78.94. The values provided for Messrs. Boone and Goldman with respect to the non-qualified stock options granted on December 4, 2019, represents the number of non-qualified stock options granted as part of a retention award, which vest and become exercisable on December 4, 2022. The options granted to Messrs. Boone and Goldman on December 4, 2019, were granted with an exercise price equal to the closing price on the date of grant of $70.45. For all other NEOs, the amount in this column represents the number of non-qualified stock options granted on February 6, 2019, which vest and become exercisable on a three-year graded schedule. One third of these options will become exercisable on February 6, 2020, February 6, 2021 and February 6, 2022. These options were granted with an exercise price equal to the closing stock price on the date of grant of $68.09.

(5)

Grant Date Fair Value of Stock and Option Awards – The values in this column reflect the grant date fair value of performance units (based on the probable outcome of the performance conditions, which is the target number); RSUs, restricted stock and non-qualified stock options granted in 2019, calculated in accordance with FASB ASC Topic 718.

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Compensation Discussion and Analysis   |   2019 Outstanding Equity Awards at Fiscal Year End

2019 Outstanding Equity Awards at Fiscal Year End

The table below presents information pertaining to all outstanding equity awards held by the NEOs as of December 31, 2019. Stock awards are comprised of outstanding performance units, non-qualified stock options, and RSUs.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Exercisable Options	Number of Securities Underlying Unexercisable Options	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(4)
James M. Foote	—	76,040	52.92	10/25/27			376,410	$27,237,028
	—	242,229	53.82	02/06/28
	—	228,833	68.09	02/06/29
Kevin S. Boone	—	5,323	52.78	10/01/27	6,019	$435,535	30,696	$2,221,163
	—	5,028	53.82	02/06/28
	—	4,485	68.09	02/06/29
	—	82,169	70.45	12/04/29
Frank A. Lonegro	—	47,779	48.39	02/10/26	24,075	$1,742,067	27,896	$2,018,555
	—	25,419	53.82	02/22/27
	—	6,357	68.09	02/06/28
Nathan D. Goldman	38,241	—	24.99	12/08/25	1,343	$97,179	79,668	$5,764,776
	11,013	—	24.13	02/10/26
	—	5,931	48.39	02/22/27
	—	53,829	53.82	02/06/28
	—	45,767	68.09	02/06/29
	—	70,431	70.45	12/04/29
Jamie J. Boychuk	—	4,087	53.96	05/26/27	9,738	$704,642	8,608	$622,875
	—	4,286	53.82	02/06/28
	—	5,406	68.09	02/06/29
	—	80,000	78.94	04/17/29
Edmond L. Harris	—	53,652	58.48	01/10/28	23,074	$1,669,635	79,668	$5,764,776
	—	53,829	53.82	02/06/28
	—	45,767	68.09	02/06/29
(1)	Number of Shares or Units of Stock That Have Not Vested – The units reflected in this column represent RSUs granted in February 2017, 2018 and 2019 that will vest in 2020, 2021 and 2022 respectively, assuming continued employment. This column also includes 2,089 shares of restricted stock awarded to Mr. Boychuk in May 2017 that will vest in May 2020; 569 shares of restricted stock awarded to Mr. Boone in October 2017 that will vest in October 2020; 23,074 shares of RSUs awarded to Mr. Harris in August 2018 that will vest in August 2021; and 6,546 and 4,364 shares of restricted stock awarded to Messrs. Boychuk and Boone, respectively, in September 2018 that will vest in September 2021.
(2)	Market value of Shares or Units of Stock That Have Not Vested – The market values are based on the Company’s closing stock price as of December 31, 2019, the last trading day of 2019, of $72.36.
(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested – In accordance with the SEC requirements for this table, the number of shares shown in the column above represents the sum of the performance units that would be payable under the 2018-2020 and 2019-2021 LTIPs if the Company’s cumulative performance through 2019 was applied to each plan’s performance measures. The Company’s performance through 2019 would have resulted in a 200% payout for the 2018-2020 LTIP and 200% for the 2019-2021 LTIP, even though these cycles are not yet complete. The number of performance units shown is equal to the maximum payout for the 2018-2020 and 2019-2021 LTIP cycles.
(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested – The market values are based on the Company’s closing stock price as of December 31, 2019, the last trading day of 2019, of $72.36.

52       CSX Corporation 2020 Proxy Statement

Compensation Discussion and Analysis   |   2019 Option Exercises and Stock Vested Table

2019 Option Exercises and Stock Vested Table

The table below presents the value of performance units, non-qualified stock options, RSUs and restricted stock that vested in 2019.

	Option Awards		Stock Awards
Name	Shares Acquired on Exercise(1)	Value Realized on Exercise(2)	Shares Acquired on Vesting(3)	Value Realized on Vesting(4)
James M. Foote	—	—	—	—
Kevin S. Boone	—	—	—	—
Frank A. Lonegro	82,599	3,797,493	59,324	$4,421,077
Nathan D. Goldman	—	—	31,047	$2,365,939
Jamie J. Boychuk	—	—	—	—
Edmond L. Harris	—	—	—	—
(1)	Shares Acquired on Exercise – Shares acquired on exercise include non-qualified stock options exercised on July 18, 2019 by Mr. Lonegro.
(2)	Value Realized on Exercise – The values in this column reflect the number of non-qualified stock options exercised by Mr. Lonegro on July 18, 2019, multiplied by the difference between the grant’s exercise price of $24.13 on February 10, 2016, and the closing stock price on July 18, 2019 of $70.11.
(3)	Shares Acquired on Vesting – Shares acquired through stock awards include: (i) performance units that were paid out pursuant to the 2017-2019 LTIP; (ii) RSUs that vested in February 2019 pursuant to the 2016-2018 LTIP; and (iii) restricted stock that vested for Mr. Goldman on May 13, 2019, as part of his 2016 retention award. Messrs. Foote, Boone, Boychuk and Harris did not receive awards under the 2016 – 2018 LTIP or the 2017-2019 LTIP, as they were not employed with CSX at the time of grant.
(4)	Value Realized on Vesting – The values in this column reflect: (i) the number of performance units paid out pursuant to the 2017-2019 LTIP cycle multiplied by $76.40, the closing stock price on January 17, 2020; and (ii) the aggregate number of restricted stock and RSUs that vested in 2019 multiplied by the closing price of CSX common stock on the applicable vesting date.

2019 Pension Benefits Table

As described below, CSX maintains closed defined benefit plans (qualified and non-qualified) under which the NEOs are eligible for benefits.

Name	Plan Name	Years Credited Service	Present Value Accumulated Benefits	Payments During Last FY
James M. Foote	Qualified CSX Pension Plan	2.250	$62,928	—
	Non-qualified Special Retirement Plan	2.250	$921,620	—
Kevin S. Boone	Qualified CSX Pension Plan	2.333	$46,954	—
	Non-qualified Special Retirement Plan	2.333	$103,015	—
Frank A. Lonegro	Qualified CSX Pension Plan	19.083	$678,868	—
	Non-qualified Special Retirement Plan(1)	19.083	$5,063,519	—
Nathan D. Goldman	Qualified CSX Pension Plan	16.583	$398,492	—
	Non-qualified Special Retirement Plan	16.583	$574,131	—
Jamie J. Boychuk	Qualified CSX Pension Plan	2.667	$53,815	—
	Non-qualified Special Retirement Plan	2.667	$110,044	—
Edmond L. Harris	Qualified CSX Pension Plan	2.000	$60,756	—
	Non-qualified Special Retirement Plan	2.000	$282,175	—
(1)	Under the terms of the Special Retirement Plan, non-qualified pension benefits can be paid in the same form as under the Pension Plan. Mr. Lonegro is the only NEO that is part of the Final Average Pay Formula for employees hired before January 1, 2003. All other NEOs are part of the Cash Balance Formula. The Final Average Pay Formula provides for a benefit in the form of a life annuity starting at age 65. The compensation used under this formula includes the highest aggregate base salary and short-term incentive payments for the employee’s highest consecutive 60-month period. The benefit is equal to 1.5% of the employee’s final average pay multiplied by their years of CSX service. This amount is then reduced by 40% of the employee’s Social Security benefits or 60% of the employee’s Railroad Retirement benefits, or both, as applicable. Mr. Lonegro received a 24-month pension service credit plus the ability to take an unreduced pension three years early under the terms of his separation agreement. In addition, his pension benefit increased due to a decrease in the pension discount rate from 4.24% to 3.13%.

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Compensation Discussion and Analysis   |   2019 Non-qualified Deferred Compensation Table

2019 Non-qualified Deferred Compensation Table

The following table presents a summary of 2019 contributions made under the EDCP, as well as associated 2019 earnings, distributions and year-end balances. Two types of deferrals are represented below: cash and CSX stock deferrals. Cash deferrals include deferred portions of an NEO’s base salary and short-term incentive payments. CSX stock deferrals include deferred portions of compensation payable in the form of CSX common stock.

Name	Executive Contributions Last Fiscal Year(1)	Registrant Contributions Last Fiscal Year(2)	Aggregate Earnings Last Fiscal Year(3)	Aggregate Distributions Last Fiscal Year	Aggregate Balance Last Fiscal Year End
James M. Foote	$75,000	$33,819	$43,810	—	$243,524
Kevin S. Boone	$134,228	$3,737	$18,126	—	$158,899
Frank A. Lonegro	$8,350	$4,871	$191,834	—	$1,123,751
Nathan D. Goldman	$13,225	$7,715	$3,336	—	$70,510
Jamie J. Boychuk	—	—	—	—	—
Edmond L. Harris	$19,225	$11,214	$2,928	—	$59,124
(1)	Executive Contributions in Last Fiscal Year – The values in this column reflect salary deferred by the executives in 2019 under the EDCP.
(2)	Registrant Contributions in Last Fiscal Year – Company contributions in 2019 are also reported in the All Other Compensation column of the Summary Compensation Table.
(3)	Aggregate Earnings in Last Fiscal Year – Earnings on cash deferrals include the total gains and losses credited in 2019 based on participant investment elections.

Potential Payouts Under Change-of-Control Agreements

The following table presents the severance benefits to which each of the NEOs would be entitled as of December 31, 2019, under his or her Change-of-Control Agreement upon the hypothetical termination of employment following a change-of-control: (i) by CSX other than for cause or disability; (ii) by the NEO for good reason; or (iii) upon a constructive termination. The definitions of “change of control”, “cause”, “disability”, “good reason” and “constructive termination” are set forth in the Change-of-Control Agreements. No payments have been made to any NEO pursuant to the Change-of-Control Agreements.

Name	Severance(1)	Pro-Rata Bonus Payment(2)	Equity(3)	Welfare Benefit Values(4)	Outplacements	Aggregate Payments
James M. Foote	$8,970,000	$2,740,313	$21,970,150	$28,944	$40,000	$33,749,407
Kevin S. Boone	$2,698,475	$479,805	$1,762,711	$76,104	$40,000	$5,057,095
Nathan D. Goldman	$2,840,500	$711,000	$6,852,213	$76,104	$40,000	$10,519,817
Jamie J. Boychuk	$2,840,500	$516,043	$1,550,778	$75,222	$40,000	$5,022,543
Edmond L. Harris	$3,408,600	$853,200	$6,490,127	$7,452	$40,000	$10,799,379
(1)	Severance – Severance payment equal to 2.99 times the sum of the NEO’s annual base salary and “target bonus”.
(2)	Pro-rata Bonus Payment – The “annual bonus” based upon the NEO’s target incentive opportunity and the plan’s achievement percentage (158%) pro-rated for the number of days in the calendar year prior to a hypothetical termination of employment as of December 31, 2019.
(3)	Equity – Full LTIP performance unit payout based on 100% attainment of target levels under the 2017-2019, 2018-2020 and 2019-2021 LTIPs; full vesting of outstanding RSUs and restricted stock awards; as well as the value of outstanding stock options, each based upon the closing stock price on December 31, 2019 of $72.36.
(4)	Welfare Benefit Values – Estimated values associated with the continuation of medical, prescription, dental, disability, employee life, group life, accidental death and travel insurance for three years post-termination following a change-of-control.

54       CSX Corporation 2020 Proxy Statement

Compensation Discussion and Analysis   |   Potential Payouts Under Change-of-Control Agreements

Benefits Provided During the Employment Period Where No Termination has Occurred

Each Change-of-Control Agreement provides that for a period of up to three years after a change-of-control (the “Employment Period”), CSX is required to:

●	Pay the executive an annual base salary that is at least equal to the highest base salary payable to the executive in the 12-month period immediately preceding the Employment Period (although certain reductions in salary that are also applicable to similarly situated peer executives may be permitted);
●	Provide the executive with an opportunity to earn an annual incentive at a minimum, target and maximum level that is not less favorable than the executive’s opportunity to earn such annual incentives prior to the Employment Period (although certain reductions also applicable to similarly situated peer executives may be permitted); and
●	Ensure the executive is eligible to participate in incentive, retirement, health and group benefits and other retirement–related benefit plans and to benefit from paid vacation and other policies of CSX and its affiliates, on a basis not less favorable than the benefits generally available to the executive before the Employment Period (or the benefits generally available to peer executives at any time after the beginning of the Employment Period, whichever is more favorable).

Benefits Provided if the NEO is Terminated

Each Change-of-Control Agreement provides that CSX will pay to the NEO the severance benefits described below if, during the Employment Period, CSX terminates the NEO’s employment without cause, the NEO resigns for good reason or upon a constructive termination (as such terms are defined in the Change-of-Control Agreements). An NEO whose employment is terminated without cause in anticipation of a change-of-control is also entitled to the following benefits.

Cash Severance Payment—A lump sum cash payment equal to the sum of the following:

●	Executive’s “annual bonus” based upon the Executive’s target incentive opportunity and the plan’s achievement percentage pro-rated for the number of days in the calendar year prior to a hypothetical termination of employment; and
●	2.99 times the sum of the NEO’s annual base salary and the NEO’s “target bonus”.

Medical and Other Group Benefits—The equivalent of continued medical and life insurance and other health and group benefits coverage for three years after termination of employment at a level at least as favorable as the benefits provided to the NEO during the Employment Period (or the benefits then generally available to peer executives, whichever is more favorable).

Outplacement—Outplacement services at a cost to CSX not to exceed $40,000.

Other “Change-of-Control” Rights Available to the NEOs

Pursuant to the terms of the Stock Plans, in the event of a change-of-control combined with an involuntary employment termination, equity awards are impacted as follows:

●	Performance grants vest at target levels;
●	RSUs and unvested stock options are payable immediately in cash; and
●	Restricted stock immediately vests.

Impact of a Change-of-Control on Deferred Compensation (EDCP) and Retirement Plan Benefits

In accordance with the terms of the EDCP, distribution of the entire account balance shall be made to participants upon a change-of-control unless the individual participant elects otherwise. The Special Retirement Plan also contains certain change-of-control provisions.

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Compensation Discussion and Analysis   |   Potential Payouts Under Change-of-Control Agreements

No Tax Gross-Ups for Excess Parachute Payments

The Company does not provide gross-up payments for excess parachute excise taxes. Rather, the Change-of-Control Agreements provide that the Company will provide the best-net-benefit meaning that to the extent an NEO would have a higher net benefit if he or she avoided excise taxes due to an excess parachute payment, the payments will be automatically adjusted downward to prevent an excess parachute payment.

Post-Employment Compensation - Termination Without Cause by the Company or by the Executive for Good Reason

The following table presents the severance benefits to which each of the NEO’s would be entitled as of December 31, 2019, under the applicable severance arrangement assuming the NEO was terminated “without cause” by the Company or by the executive for “good reason.”

Name	Severance(1)	Stock Awards(2)	Option Awards(2)	Non-Equity Incentive Plan Compensation(3)	Other Compensation(4)	Total Compensation Payable
James M. Foote	$6,000,000	$15,023,890	$6,946,260	$2,740,313	$61,648	$30,772,111
Kevin S. Boone	$118,750	$852,763	$216,594	$479,805	$58,342	$1,726,254
Nathan D. Goldman	$375,000	$1,781,286	$3,678,214	$711,000	$71,026	$6,616,526
Jamie J. Boychuk	$125,000	$666,870	$177,747	$516,043	$58,269	$1,543,929
Edmond L. Harris	$150,000	$4,552,023	$1,938,105	$853,200	$54,484	$7,547,812
(1)	Severance – Per his employment agreements, Mr. Foote would receive two times his annual salary plus two times his target annual bonus. The Section 16 Officer Severance Plan expired on February 22, 2019. As such, Mr. Goldman would receive nine months’ salary and Messrs. Boone, Boychuk and Harris would receive three months’ salary.
(2)	Stock and Option Awards – This includes a prorated amount of all outstanding equity awards as of December 31, 2019, except for Messrs. Foote and Harris who would receive their full award (not prorated) per their respective employment agreements. However, all equity would be settled according to each grant’s original vesting schedule. All performance unit calculations in the table assume a target performance; however, actual vesting would be based on Company performance. All equity awards have been valued using the closing stock price on December 31, 2019 (the last trading day of 2019) of $72.36. The Option Awards have been calculated using the difference between the respective grant’s exercise price and the closing stock price on December 31, 2019, multiplied by the prorated number of Options held by the NEO. The prorated Options would remain outstanding until the end of their originally scheduled term.
(3)	Non-Equity Incentive Plan Compensation – These amounts represent what each NEO would receive as a prorated 2019 short-term incentive award at target payout.
(4)	Other Compensation – In accordance with the Section 16 Officer Severance Plan, each NEO would receive outplacement and financial planning services not to exceed $40,000 and $12,000, respectively. In addition, each would also have the option to continue their medical and dental benefits if they elected to receive their severance as monthly installments over the period their monthly severance payments are made.

56       CSX Corporation 2020 Proxy Statement

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), and Item 402(u) of Regulation S-K, the Company is providing the following information about the ratio of the annual total compensation of CSX’s median employee and the annual total compensation of Mr. Foote as of December 31, 2019. The pay ratio included in this information is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.

For 2019, the last completed fiscal year:

●	The annual total compensation of the individual identified as the Company’s median employee, other than the CEO, was $107,632.
●	The annual total compensation of the CEO was $15,537,181.
●	Based on this information, the ratio for 2019 of the annual total compensation of Mr. Foote to the annual total compensation of the median employee was 144 to 1.

The Company identified a new median employee as of year-end 2019. To identify the median employee, as well as to determine the annual total compensation of Mr. Foote, the following analysis occurred:

1.	As of December 31, 2019, the Company’s employee population consisted of approximately 20,497 employees (as reported in Item 1, Business, in the 2019 Annual Report filed with the SEC on February 12, 2020). The Company used December 31, 2019 as the date to determine the “median employee” because this date provides the most accurate representation of the Company’s workforce through the full fiscal year.
2.	The median employee was identified by using 2019 Medicare Wages for all individuals, excluding Mr. Foote, that were reflected in the Company’s payroll records as reported to the Internal Revenue Service on Forms W-2 for 2019.
3.	All employees who were full-time, part-time, or seasonal, including management and union, as well as furloughed employees who received any wages within the calendar year were included in the analysis. Employees from the Company’s consolidated subsidiaries were also included.
4.	Annualized compensation was determined for any full or part-time employees who were employed at year-end but did not work for the Company the entire fiscal year.
5.	The use of Medicare Wages is a consistently applied measure because it includes all forms of taxable compensation, which is most representative of the Company’s employee base since there are union and management workforces. All non-U.S. employees who reside in Canada (49) represent less than 1% of the Company’s overall employee population and were thus excluded. No cost-of-living adjustments were made in identifying the median employee.
6.	Once the median employee was identified, the Company determined the sum of all elements of such employee’s compensation for 2019 in accordance with Item 402(c)(2)(x) of Regulation S-K, which resulted in annual total compensation of $107,632. The difference between such employee’s base salary, wages, and overtime pay ($85,867) and the employee’s total annual compensation was the value of the health care benefits for the employee and eligible dependents, which was $21,765.
7.	The annual total compensation for Mr. Foote includes the amount reported in the “Total” column of the Summary Compensation Table included in this Proxy Statement which was determined in accordance with Item 402(c)(2)(x) of Regulation S-K, plus the added value of his health care benefits, which was $9,648.

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In accordance with the Dodd-Frank Act and Section 14A of the Securities Exchange Act of 1934, CSX is providing shareholders with the opportunity to vote on a non-binding, advisory resolution to approve the compensation of the Company’s NEOs, which is disclosed pursuant to Item 402 of Regulation S-K and described in the CD&A section, the accompanying compensation tables and the related narrative disclosures in this Proxy Statement. Accordingly, the following resolution will be submitted for a shareholder vote at the Annual Meeting:

“RESOLVED, that the shareholders of CSX Corporation (the “Company”) approve, on an advisory (non-binding) basis, the compensation of the Company’s named executive officers, as disclosed in the Compensation Discussion and Analysis, the accompanying compensation tables and the related narrative disclosure in the Proxy Statement.”

The Company currently holds an advisory vote on the compensation of the Company’s NEOs on an annual basis (in accordance with the results of the advisory shareholder vote held at the Company’s 2017 Annual Meeting to determine the frequency of an advisory vote on NEO compensation), and will continue to hold the vote annually until the next frequency vote is held (which is not required until 2023).

As described in the CD&A, the Company’s executive compensation program is designed to align executive pay with the Company’s financial performance and the creation of sustainable long-term shareholder value. The compensation program is structured to provide a competitive level of compensation necessary to attract and retain talented and experienced executives and to motivate them to achieve short and long-term strategic goals. In order to align executive pay with the Company’s financial performance and the creation of sustainable shareholder value, a significant portion of compensation paid to our NEOs is allocated to performance-based, long-term equity incentive awards. The Company makes compensation payout decisions based on an assessment of the Company’s performance, as well as the performance of each executive against goals that promote CSX’s success by focusing on shareholders, customers, employees and the communities in which we operate.

Shareholders are urged to read the CD&A, the accompanying compensation tables and the related narrative disclosure in this Proxy Statement, which more thoroughly discuss the Company’s compensation policies and procedures. The Compensation and Talent Management Committee and the Board believe that these policies and procedures are effective in implementing the Company’s overall pay-for-performance compensation philosophy.

While this advisory vote is required by law, it will neither be binding on the Company, the Compensation and Talent Management Committee or the Board, nor will it create or imply any change in the fiduciary duties of, or impose any additional fiduciary duties on, the Company or the Board. The Board and the Compensation and Talent Management Committee will consider the outcome of the vote when developing future executive compensation programs. The Company currently intends to hold the next advisory (non-binding) vote to approve NEO compensation at its 2021 Annual Meeting of Shareholders, unless the Board modifies its policy of holding an advisory (non-binding) vote to approve the compensation of the Company’s NEOs on an annual basis.

The Board unanimously recommends that the shareholders vote FOR this proposal.

58       CSX Corporation 2020 Proxy Statement

The following table sets forth information about the Company’s equity compensation plans as of December 31, 2019.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (in thousands)	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (in thousands)(1)
Equity compensation plans approved by security holders	3,795	$49.78	13,999
Equity compensation plans not approved by security holders	0	0	—
TOTAL	3,795	$49.78	13,999
(1)	The number of shares remaining available for future issuance under plans approved by shareholders includes 13,998,950 shares available for grant in the form of stock options, performance grants, restricted stock, RSUs, stock appreciation rights and stock awards pursuant to the 2019 Stock Plan.

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Security Ownership of Management and Certain Beneficial Owners

The following table sets forth, as of March 6, 2020, the beneficial ownership of CSX common stock by each director, director nominee and NEO, and the directors and executive officers of the Company as a group. The business address of each of the Company’s directors and executive officers is CSX Corporation, 500 Water Street, Jacksonville, Florida 32202.

Name of Beneficial Owner(1)	Amount of Beneficial Ownership	Shares for which Beneficial Ownership can be Acquired within 60 Days(2)	Total Beneficial Ownership	Percent of Class(3)
Donna M. Alvarado	116,461	—	116,461	*
Pamela L. Carter	48,383	—	48,383	*
James M. Foote	6,142	76,277	82,419	*
Steven T. Halverson	93,225	—	93,225	*
Paul C. Hilal(4)	3,335,568	—	3,335,568	*
John D. McPherson	119,563	—	119,563	*
David M. Moffett	17,519	—	17,519	*
Linda H. Riefler	16,193	—	16,193	*
Suzanne M. Vautrinot	2,226	—	2,226	*
J. Steven Whisler	52,147	—	52,147	*
John J. Zillmer	173,039	—	173,039	*
Kevin. S. Boone	8,142	1,495	9,637	*
Edmond L. Harris	23,773	15,255	39,028	*
Jamie J. Boychuk	10,312	1,802	12,114	*
Nathan D. Goldman	75,174	70,440	145,614	*
All current executive officers and directors as a group (a total of 18)	4,213,501	251,355	4,464,848	*
(1)	Except as otherwise noted, the persons listed have sole voting power as to all shares reported, including shares held in trust under certain deferred compensation plans, and also have investment power except with respect to certain shares held in trust under deferred compensation plans, investment of which is governed by the terms of the trust.
(2)	Includes shares subject to outstanding stock options exercisable as of or within 60 days of March 6, 2020.
(3)	Based on 770,711,122 shares outstanding on March 6, 2020. An asterisk (*) indicates that ownership is less than 1% of class.
(4)	By virtue of ultimately controlling the managing member of Mantle Ridge GP LLC, the general partner of Mantle Ridge, which is in turn the sole member of both MR S and P Index Annual Reports LLC and MR Argent Advisor LLC, the investment adviser to, and holder of 100% of the nonvoting interests in, the MR Funds (defined below), Mr. Hilal may be deemed to have the shared power to vote or direct the vote of the shares held by the MR Funds, Mantle Ridge LP and MR Argent Advisor LLC. “MR Funds” means MR Argent Offshore AB Ltd., MR Argent Offshore BB Ltd., MR Argent Offshore CB 01 Ltd., MR Argent Offshore CB 02 Ltd., MR Argent Offshore CB 03 Ltd., MR Argent Offshore CB 04 Ltd., MR Argent Offshore CB 05 Ltd. and MR Argent Offshore CB 07 Ltd.

60       CSX Corporation 2020 Proxy Statement

Ownership of our Stock   |   Section 16(a) Beneficial Ownership Reporting Compliance

The following table sets forth information regarding the beneficial ownership of CSX common stock as of March 6, 2020 for each person known to us to be the beneficial owner of more than 5% of the outstanding shares of CSX common stock.

Name and Address of Beneficial Owner	Amount of Beneficial Ownership	Percent of Class
BlackRock, Inc.(1) 55 East 52nd Street New York, NY 10055	47,594,497	6.10%
Capital Research Global Investors(2) 333 South Hope Street Los Angeles, CA 90071	54,198,951	6.90%
Capital World Investors(2) 333 South Hope Street Los Angeles, CA 90071	56,795,417	7.20%
The Vanguard Group(3) 100 Vanguard Blvd. Malvern, PA 19355	64,746,381	8.27%
(1)	As disclosed in its Schedule 13G/A filed on February 5, 2020.
(2)	As disclosed in its Schedule 13G filed on February 14, 2020.
(3)	As disclosed in its Schedule 13G/A filed on February 12, 2020.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers, and any certain persons owning more than 10% of CSX common stock, to file certain reports of ownership and changes in ownership with the SEC. Based solely on its review of the copies of Forms 3, 4 and 5, the Company believes that all reports required to be filed under Section 16(a) were made on a timely basis with respect to transactions that occurred during fiscal 2019.

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Notice of Electronic Availability of Proxy Materials

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on May 6, 2020. This Proxy Statement and the 2019 Annual Report are available at www.proxyvote.com.

As permitted by rules adopted by the SEC, we are making our proxy materials available to our shareholders electronically via the Internet. We have mailed many of our shareholders a Notice containing instructions on how to access this Proxy Statement and the 2019 Annual Report and vote online. If you received a Notice by mail, you will not receive a printed copy of the proxy materials in the mail. Instead, the Notice instructs you on how to access and review all of the important information contained in the Proxy Statement and the 2019 Annual Report. The Notice also instructs you on how you may submit your voting instructions over the Internet. If you received a Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the Notice.

Annual Report on Form 10-K

The 2019 Annual Report (without exhibits) is available on www.csx.com. The 2019 Annual Report (with exhibits) is also available on the website maintained by the SEC (www.sec.gov). The information on or accessible through our website is not part of this Proxy Statement. You may submit a request for a printed version of the 2019 Annual Report in one of the following manners:

●	Send your request by mail to CSX Corporation, Shareholder Relations, 500 Water Street, Jacksonville, Florida 32202; or
●	Call CSX Shareholder Relations at (904) 359-3256.

March 25, 2020

By Order of the Board of Directors

Nathan D. Goldman
Executive Vice President-Chief Legal Officer
and Corporate Secretary

Other Matters

Neither the Board nor management intends to bring before the Annual Meeting any business other than the matters referred to in the Notice of Meeting and this Proxy Statement. If any other matters are properly brought before the Annual Meeting, or any adjournment thereof, the persons appointed in the accompanying proxy will vote the shares represented thereby in accordance with their best judgment.

62       CSX Corporation 2020 Proxy Statement

Additional Information   |   Householding of Proxy Materials

Householding of Proxy Materials

The SEC’s rules permit companies and intermediaries (e.g., brokers, banks and other nominees) to satisfy the delivery requirements for proxy statements with respect to two or more security holders sharing the same address by delivering a single proxy statement addressed to those security holders. This process, which is commonly referred to as householding, potentially means extra convenience for security holders and cost savings for companies.

As in prior years, a number of brokers with account holders who are CSX shareholders will be householding our proxy materials. As indicated in the notice previously provided by these brokers to CSX shareholders, a single copy of the proxy materials will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from an affected shareholder. Once you have received notice from your broker that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. Shareholders who participate in householding continue to receive separate proxy cards, voting instructions or notice of internet availability, as applicable, which will allow each individual to vote independently.

If you are a registered shareholder currently participating in householding and wish to receive a separate copy of the proxy materials, or if you would like to opt out of householding for future deliveries of your annual proxy materials, please contact us at CSX Corporation, Office of the Corporate Secretary, 500 Water Street, C160, Jacksonville, Florida 32202, or by telephone at (904) 359-3256. If a separate copy of this Proxy Statement and the 2019 Annual Report is requested for the Annual Meeting, it will be mailed promptly following receipt of the request.

A street name shareholder who received a copy of the proxy materials at a shared address may request a separate copy of the Proxy Statement and the 2019 Annual Report by contacting us at CSX Corporation, Office of the Corporate Secretary, 500 Water Street, C160, Jacksonville, Florida 32202, or by telephone at (904) 359-3256.

Street name shareholders sharing an address who received multiple copies of the annual proxy materials and wish to receive a single copy of these materials in the future should contact their broker, bank or other nominee to make this request. If you would like to opt out of householding for future deliveries of your annual proxy materials, please contact your broker, bank or other nominee.

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Q	What is the purpose of the Annual Meeting?

A     At the Annual Meeting, shareholders will act upon the matters outlined in the Notice of Annual Meeting of Shareholders above, including the election of the 11 director nominees named in this Proxy Statement, the ratification of the appointment of Ernst & Young LLP as the Independent Registered Public Accounting Firm of CSX for 2020 and the consideration of an advisory (non-binding) vote on compensation for our Named Executive Officers.

Q	How can I participate in the Annual Meeting?

A     This year, CSX will host its virtual Annual Meeting at 10:00 a.m. (EDT) on Wednesday, May 6, 2020. There will be no physical location for shareholders to attend. Shareholders may participate online at www.virtualshareholdermeeting.com/CSX2020. The Annual Meeting will begin promptly at 10:00 a.m. (EDT). We encourage you to access the Annual Meeting prior to the start time. Online access will be available beginning at 9:45 a.m. (EDT).

To participate in the Annual Meeting, including to vote your shares electronically and submit questions during the Annual Meeting, you will need the 16-digit control number included on your proxy card or on your Notice of Availability of Proxy Materials. Even if you plan to participate in the Annual Meeting, we recommend that you vote by proxy prior to the Annual Meeting so that your vote will be counted if you later decide not to participate in the Annual Meeting.

The virtual meeting platform is fully supported across browsers (Internet Explorer, Firefox, Chrome and Safari) and devices (desktops, laptops, tablets and cell phones) running the most updated version of applicable software and plugins. Participants should ensure that they have a strong internet connection wherever they intend to participate in the Annual Meeting.

Q	How can I submit a question?

A     If you would like to submit a question, you may do so before or during the Annual Meeting. If you would like to submit your question any time before the start of the meeting, you may log in to www.proxyvote.com and enter your 16-digit control number. Once past the login screen, click on “Question for Management,” type in your question, and click “Submit.” Alternatively, if you would like to submit your question during the Annual Meeting, you may log in to the virtual meeting website at www.virtualshareholdermeeting.com/CSX2020 using your 16-digit control number, type your question into the “Ask a Question” field, and click “Submit,” or call 1-877-328-2502.

We do not place restrictions on the type or form of questions that may be asked; however, we reserve the right to edit or reject redundant questions or questions that we deem profane or otherwise inappropriate. During the live Q&A session of the Annual Meeting, we will answer questions as they come in and address those asked in advance, as time permits. Shareholders will be limited to one question each unless time otherwise permits.

64       CSX Corporation 2020 Proxy Statement

Annual Meeting Questions & Answers

Q	What is the benefit of a virtual meeting?

A     The Board believes that a virtual meeting format will provide the opportunity for full and equal participation by all shareholders, from any location around the world, while substantially reducing the costs associated with hosting an in-person meeting.

In order to encourage shareholder participation and transparency, CSX will:

●	provide shareholders with the ability to submit appropriate questions in advance of the Annual Meeting to ensure thoughtful responses from management and the Board;
●	provide shareholders with the ability to submit appropriate questions in real-time during the Annual Meeting through the virtual meeting website;
●	provide management with the ability to answer as many questions submitted in accordance with the meeting rules of conduct as possible in the time allotted for the Annual Meeting without discrimination; and
●	publish all appropriate questions submitted in accordance with the Annual Meeting rules of conduct with answers following the Annual Meeting, including those not addressed directly during the Annual Meeting.

CSX has considered concerns raised by investor advisory groups and other shareholder rights advocates that virtual meetings may diminish stockholder voice or reduce accountability. Accordingly, we have designed our virtual meeting format to enhance, rather than constrain, shareholder access, participation and communication. CSX believes its virtual meeting will afford a greater number of our shareholders the opportunity to participate in the Annual Meeting while still affording participants the same rights they would have had at an in-person meeting and substantially reducing the time and expense associated with holding an in-person meeting.

Q	What if I have technical difficulties or trouble accessing the virtual meeting?

A     We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the Virtual Shareholder Meeting log-in page or at www.proxyvote.com. Technical support will be available starting at 9:00 a.m. EDT on May 6, 2020.

Q	Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

A     In accordance with rules adopted by the Securities and Exchange Commission (the “SEC”), we may furnish proxy materials, including this Proxy Statement and our 2019 Annual Report, to our shareholders by providing access to such documents on the Internet instead of mailing printed copies. Most shareholders will not receive printed copies of the proxy materials unless requested. Instead, the Notice, which was mailed to most of our shareholders, instructs you as to how you may access and review all of the proxy materials on the Internet. The Notice also instructs you as to how you may submit your proxy on the Internet. If you would like to receive a paper or email copy of our proxy materials, you should follow the instructions for requesting such materials in the Notice.

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Annual Meeting Questions & Answers

Q	How do I get electronic access to the proxy materials?

A     The Notice provides you with instructions on how to:

●	view CSX’s proxy materials for the Annual Meeting on the Internet; and
●	instruct CSX to send future proxy materials to you electronically by email.

Choosing to receive your future proxy materials by email will save us the cost of printing and mailing documents to you and will reduce the impact of the printing and mailing of these materials on the environment. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until terminated.

Q	Who is soliciting my vote?

A     The Board of Directors of CSX (the “Board”) is soliciting your vote on matters being submitted for shareholder approval at the Annual Meeting. The Company will pay the costs of preparing proxy materials and soliciting proxies, including the reimbursement, upon request, of trustees, brokerage firms, banks and other nominee record holders for the reasonable expenses they incur to forward proxy materials to beneficial owners. In addition to using mail, proxies may be solicited in person, by telephone or by electronic communication by officers and employees of the Company acting without special compensation.

Q	Who is entitled to vote?

A     Only shareholders of record at the close of business on March 6, 2020 (the “Record Date”) are entitled to notice of, and to vote at, the Annual Meeting or any adjournments or postponements thereof, unless a new record date is set in connection with any such adjournments or postponements. On March 6, 2020, there were issued and outstanding 770,711,122 shares of CSX common stock, the only outstanding class of voting securities of the Company.

Q	How many votes do I have?

A     You will have one vote for every share of CSX common stock you owned at the close of business on the Record Date.

Q	How many shares must be present to hold the Annual Meeting?

A     The Company’s bylaws provide that a majority of the outstanding shares of stock entitled to vote constitutes a quorum at any meeting of shareholders. If a share is represented for any purpose at the Annual Meeting, it is deemed to be present for the transaction of all business. Abstentions and shares held of record by a broker, bank or other nominee that are voted on any matter are included in determining the number of shares present.

Shares held by a broker, bank or other nominee that are not voted on any matter at the Annual Meeting (“broker non-vote”) will not be included in determining whether a quorum is present.

Your vote is important and we urge you to vote by proxy even if you plan to participate in the Annual Meeting.

66       CSX Corporation 2020 Proxy Statement

Annual Meeting Questions & Answers

Q	What are the vote requirements for each proposal?

A     Election of Directors. In an uncontested election, a director is elected by a majority of votes cast for his or her election by the shares entitled to vote at a meeting at which a quorum is present. In accordance with the Company’s Corporate Governance Guidelines, in an uncontested election, any incumbent director nominated for re-election as a director who is not re-elected in accordance with the Company’s bylaws is required to promptly tender his or her resignation for consideration following certification of the shareholder vote. For more information on the procedures in these circumstances, see Principles of Corporate Governance.

Other Proposals. The proposal to ratify the appointment of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm for 2020 (Item 2) and the proposal to approve, on an advisory (non-binding) basis, of the compensation of the Company’s NEOs (Item 3) will be approved if the votes cast in favor of the proposal exceed the votes cast against the proposal.

Abstentions are not considered votes cast on any proposal and will have no effect on the outcome of the vote for Items 1, 2, or 3. “Broker non-votes” are not considered votes cast on Items 1 or 3, and will have no effect on the outcome of the vote. Brokers will have discretionary voting power regarding Item 2 in the event that beneficial owners, who own their shares in “street name,” do not provide voting instructions regarding Item 2.

Q	How do I vote?

A     To vote by proxy, you must do one of the following:

Vote by Internet. If you are a shareholder of record, you can vote your shares via the Internet 24 hours a day by following the instructions in the Notice. The website address for Internet voting is indicated in the Notice. If you are a beneficial owner, or you hold your shares in “street name” (that is, through a bank, broker or other nominee), please check your voting instruction card or contact your bank, broker or nominee to determine whether you will be able to vote via the Internet.

Vote by Telephone. If you are a shareholder of record, you can vote your shares by telephone 24 hours a day by calling 1-800-690-6903 on a touch-tone telephone. Easy-to-follow voice prompts enable you to vote your shares and confirm that your instructions have been properly recorded. If you are a beneficial owner, or you hold your shares in “street name,” please check your voting instruction card or contact your bank, broker or nominee to determine whether you will be able to vote by telephone.

Vote by Mail. If you requested printed proxy materials and choose to vote by mail, complete, sign, date and return your proxy card in the postage-paid envelope provided if you are a shareholder of record or your voting instruction card if you hold your shares in “street name.” Please promptly mail your proxy card or voting instruction card to ensure that it is received prior to the Annual Meeting.

To vote during the Annual Meeting, you must visit www.virtualshareholdermeeting.com/CSX2020 at the time of the Annual Meeting and enter the 16-digit control number included on your proxy card or on your Notice. Even if you plan to participate in the Annual Meeting, we recommend that you vote by proxy as described above prior to the Annual Meeting so that your vote will be counted if you later decide not to participate in the Annual Meeting.

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Annual Meeting Questions & Answers

Q	Can I change my vote?

A     Yes. If you are a shareholder of record, you may change your vote or revoke your proxy any time before it is voted (i) by delivering written notice to CSX Corporation, Office of the Corporate Secretary, 500 Water Street, C160, Jacksonville, Florida 32202, (ii) by timely receipt of a later-dated signed proxy card or written revocation, or (iii) by a later vote via the Internet, by telephone or by voting at the Annual Meeting using the 16-digit control number included on your proxy card or your Notice. If you hold your shares in “street name,” you should follow the instructions provided by your bank, broker or other nominee if you wish to change your vote.

Q	Will my shares be voted if I do not provide voting instructions to my broker?

A     If you hold your shares in “street name” through a bank, broker or other nominee, the bank, broker or other nominee is required to vote those shares in accordance with your instructions. If you do not give instructions to the banker, broker or other nominee, the bank, broker or other nominee will be entitled to vote your shares with respect to “discretionary” items but will not be permitted to vote your shares with respect to “non-discretionary” items (those shares are treated as “broker non-votes”).

The proposal to ratify the appointment of Ernst & Young LLP as CSX’s Independent Registered Public Accounting Firm for 2020 is considered a routine matter for which a bank, broker or other nominee will have discretionary voting power if you do not give instructions with respect to this proposal. The proposals to: (i) elect directors; and (ii) vote on an advisory (non-binding) resolution on executive compensation are non-routine matters for which a bank, broker or other nominee will not have discretionary voting power and for which specific instructions from owners who hold their shares in “street name” are required in order for a broker to vote your shares.

Q	What happens if I return my proxy card but do not give voting instructions?

A     If you are a shareholder of record and sign, date and return the proxy card but do not give voting instructions, the shares represented by that proxy will be voted as recommended by the Board.

The Board unanimously recommends a vote:

1.	FOR the election of the 11 director nominees named in this Proxy Statement;
2.	FOR the ratification of the appointment of Ernst & Young LLP as CSX’s Independent Registered Public Accounting Firm for 2020; and
3.	FOR the approval, on an advisory (non-binding) basis, of the compensation of the Named Executive Officers as disclosed in these materials.

Q	What happens if other matters are properly presented at the Annual Meeting?

A     If any other matters are properly presented for consideration at the Annual Meeting, the persons named as proxies on the enclosed proxy card will have discretion to vote on those matters for you. On the date we filed this Proxy Statement with the SEC, the Board did not know of any other matters to be brought before the Annual Meeting.

68       CSX Corporation 2020 Proxy Statement

Annual Meeting Questions & Answers

Q	How are votes counted?

A     Votes are counted by an independent inspector of elections appointed by the Company.

Q	What happens if the Annual Meeting is postponed or adjourned?

A     Unless a new record date has been fixed, your proxy will still be in effect and may be voted at the reconvened meeting. You will still be able to change your vote or revoke your proxy with respect to any item until the polls have closed for voting on such item.

Q	What is the deadline for consideration of shareholder proposals for the 2021 Annual Meeting of Shareholders?

A     Shareholder Proposals for Inclusion in Next Year’s Proxy Statement. A shareholder who wants to submit a proposal to be included in the proxy statement for the 2021 Annual Meeting of Shareholders (the “2021 Annual Meeting”) must send the proposal to CSX Corporation, Office of the Corporate Secretary, 500 Water Street, C160, Jacksonville, Florida, 32202, so that it is received on or before November 23, 2020, unless the date of the 2021 Annual Meeting is changed by more than 30 days from May 6, 2021, in which case the proposal must be received a reasonable time before the Company begins to print and mail its proxy materials for the 2021 Annual Meeting.

Shareholder Proposals or Director Nominees Not to be Included in Next Year’s Proxy Statement. A shareholder who wants to nominate a director or submit a proposal that will not be in the proxy statement but will be considered at the 2021 Annual Meeting, pursuant to the CSX bylaws, must send it to the principal office of CSX so that it is received no earlier than the close of business on January 4, 2021, nor later than the close of business on February 5, 2021, unless the date of the 2021 Annual Meeting is more than 30 days before or more than 70 days after May 6, 2021, in which case the nomination or proposal must be received no earlier than the 120th day prior to the date of the 2020 Annual Meeting and no later than the close of business on the later of the 90th day prior to the date of the 2021 Annual Meeting or the 10th day following the day on which the Company first publicly announces the date of the 2021 Annual Meeting.

Director Nominees for Inclusion in Next Year’s Proxy Statement (Proxy Access). The Company’s bylaws provide “proxy access” by allowing a shareholder, or a group of up to 20 shareholders, owning 3% or more of the Company’s outstanding common stock continuously for at least three years to submit director nominees (up to the greater of two directors or the number of directors representing 20% of the Board) for inclusion in the Company’s proxy statement, subject to the other requirements set forth in the bylaws. To include a director nominee in the Company’s proxy statement for the 2021 Annual Meeting, the proposing shareholder(s) must send notice and the required information to CSX Corporation, Office of the Corporate Secretary, 500 Water Street, C160, Jacksonville, Florida, 32202, so that it is received by November 23, 2020.

Q	Does the Board consider director nominees recommended by shareholders?

A     Yes. The Governance Committee of the Board will review recommendations as to possible nominees received from shareholders and other qualified sources. The Governance Committee will evaluate possible nominees received from shareholders using the same criteria it uses for other director nominees. Shareholder recommendations should be submitted in writing addressed to the Chair of the Governance Committee, CSX Corporation, 500 Water Street, C160, Jacksonville, Florida 32202, and should include a statement about the qualifications and experience of the proposed nominee. Shareholders who wish to nominate a director nominee should do so in accordance with the nomination provisions of the Company’s bylaws. A shareholder nomination for the 2021 Annual Meeting must be delivered to the Company within the time periods described above and set forth in the Company’s bylaws.

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CSX CORPORATION
C/O BROADRIDGE
P.O. BOX 1342
BRENTWOOD, NY 11717
SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to www.proxyvote.com/csx or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 5, 2020. Follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/CSX2020

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 5, 2020. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
E97761-P35163	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CSX CORPORATION

The Board of Directors recommends you vote FOR Proposals 1, 2 and 3.

1.	Election of Directors

	Nominees:		For	Against	Abstain

	1a.	Donna M. Alvarado	☐	☐	☐

	1b.	Pamela L. Carter	☐	☐	☐

	1c.	James M. Foote	☐	☐	☐

	1d.	Steven T. Halverson	☐	☐	☐

	1e.	Paul C. Hilal	☐	☐	☐

	1f.	John D. McPherson	☐	☐	☐

	1g.	David M. Moffett	☐	☐	☐

	1h.	Linda H. Riefler	☐	☐	☐

	1i.	Suzanne M. Vautrinot	☐	☐	☐

	1j.	J. Steven Whisler	☐	☐	☐

	1k.	John J. Zillmer	☐	☐	☐

For address changes and/or comments, please check this box and write them on the back where indicated.					☐

Note: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

		For	Against	Abstain

2.	The ratification of the appointment of Ernst & Young LLP as the Independent Registered Public Accounting Firm for 2020; and;	☐	☐	☐

3.	Advisory (non-binding) resolution to approve compensation for the Company's named executive officers.	☐	☐	☐

In appreciation for submitting your vote for the CSX Annual Meeting and to further our commitment to environmental stewardship, a tree will be planted on your behalf in a protected park or wildlife refuge.

Thank You!

Signature [PLEASE SIGN WITHIN BOX]	Date

Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com/csx.

E97762-P35163

CSX CORPORATION
This Proxy is Solicited on Behalf of the Board of Directors for the Annual Meeting of Shareholders
to be held on May 6, 2020

The undersigned hereby appoints NATHAN D. GOLDMAN and MARK D. AUSTIN, and each of them, as proxies, each with full power of substitution, to act and vote the shares which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be hosted online at www.virtualshareholdermeeting.com/CSX2020 on May 6, 2020, at 10:00 a.m. (EDT), and at all adjournments or postponements thereof, and authorizes them to represent and to vote all stock of the undersigned on the proposals listed on the reverse side of this card as directed and, in their discretion, upon such other matters as may properly come before the meeting, all as more fully described in the Proxy Statement.

The proxy will be voted as directed. If no direction is made, the proxy will be voted: "FOR" Proposals 1, 2 and 3. Your Internet or telephone vote authorizes the named proxies to vote the shares in the same manner as if you marked, signed and returned your proxy card. If you vote your proxy via the Internet or by telephone, please DO NOT mail back this proxy card. Proxies submitted by telephone or the Internet must be received by 11:59 p.m. Eastern Time on Tuesday, May 5, 2020.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side